 As filed with the Securities and Exchange Commission on February 1, 1999

                                                 Registration No. 333-67585
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ----------------

                              AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ----------------

                            SEAGATE TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

                               ----------------

        Delaware                     3573                    94-2612933
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial           Identification Number)
    incorporation or          Classification Code
      organization)                 Number)

                                 920 Disc Drive
                        Scotts Valley, California 95066
                                 (831) 438-6550
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                                Donald L. Waite
                            Executive Vice President
                            Seagate Technology, Inc.
                                 920 Disc Drive
                        Scotts Valley, California 95066
                                 (831) 438-6550
           (Name, address and telephone number of Agent for Service)

                               ----------------

                                   Copies to:

                             Larry W. Sonsini, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304

                               ----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               ----------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            ---------------

Offering circular/prospectus


                         [LOGO OF SEAGATE APPEARS HERE]

Offer to exchange shares of Seagate Technology, Inc. for your shares of Seagate Software, Inc.

            ---------------

Our offer will expire at 12:00 midnight, New York City time, on      , 1999
unless extended

As of October 2, 1998, Seagate Technology, Inc., a Delaware corporation and one of its subsidiaries (referred to in this Prospectus as "we," "us," "our" or "Seagate Technology"), held approximately 99.6% of all outstanding shares of Seagate Software, Inc., a Delaware corporation ("Seagate Software"). The remaining shares of Seagate Software are held by current and former employees, directors and consultants of Seagate Software and Seagate Technology and their respective subsidiaries. In addition, options to purchase 11,161,077 shares of Seagate Software common stock were outstanding as of October 2, 1998.

Seagate Technology is offering to exchange shares you hold of Seagate Software common stock for shares of Seagate Technology common stock. As you know, no public market for shares of Seagate Software common stock currently exists and there is no assurance that such a market will ever exist.

If you accept the exchange offer, you will receive that number of shares of Seagate Technology common stock calculated by multiplying the number of shares of Seagate Software common stock that you tender by the exchange rate, as described elsewhere in this document.

For an example of our exchange offer using the exchange rate, see the frequently asked questions section of this document beginning on page 1.



Neither the Seagate Technology Board of Directors nor the Seagate Software Board of Directors is making any recommendation to any Seagate Software stockholder as to whether to tender any or all Seagate Software shares. Each Seagate Software stockholder must make his or her own decision as to whether to tender any or all Seagate Software shares.

Seagate Technology common stock is traded on the New York Stock Exchange under
the symbol "SEG." On      , 1999, the closing price of Seagate Technology
common stock was $  . The Seagate Software common stock has no public market.

You have until 12:00 midnight, New York City time, on      , 1999 to accept our
exchange offer (unless we extend this time). At that time our exchange offer will expire. This document and the enclosed letter of transmittal describe how to accept our exchange offer. Once you accept our exchange offer, you cannot withdraw your shares, except that you may withdraw your shares prior to the expiration date of our exchange offer if we have not accepted such shares.

This document provides you with detailed information about our exchange offer, including conditions to our exchange offer, and information about Seagate Software. In addition, you may obtain information about Seagate Technology from information contained in this document and from documents that we have filed with the Securities and Exchange Commission (the "SEC"). Please read this entire document and the enclosed letter of transmittal carefully.

In connection with your evaluation of this exchange offer, you should consider the information under the sections entitled "Seagate Technology Risk Factors" beginning on page 21, and "Factors Affecting Seagate Software's Future Operating Results" contained in Seagate Software's Quarterly Report on Form 10-Q for the quarter ended October 2, 1998 which is incorporated in this document by reference. See pages 30 and 31 about how to receive a copy of this or other reports filed by Seagate Software and Seagate Technology with the Securities and Exchange Commission.
                                ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

                                ---------------

The date of this document is      , 1999.

                               TABLE OF CONTENTS

FREQUENTLY ASKED QUESTIONS................................................    1
SUMMARY...................................................................    9
The Companies.............................................................    9
Our Exchange Offer........................................................   10
The Exchange Agent........................................................   11
Income Tax Consequences of Exchange of Shares.............................   11
Trademarks................................................................   11
Seagate Technology and Seagate Software Risk Factors......................   11
SUMMARY SELECTED CONDENSED FINANCIAL DATA.................................   12
Seagate Technology--Summary Unaudited Pro Forma Condensed Financial Data..   13
Seagate Technology--Comparative Per Share Data............................   16
Seagate Software--Summary Unaudited Pro Forma Condensed Financial Data....   18
Seagate Software--Comparative Per Share Data..............................   19
SEAGATE TECHNOLOGY RISK FACTORS...........................................   21
Slowdown in Demand for Computer Systems May Cause a Decline in Demand for
 Seagate Technology's Products............................................   21
Seagate Technology's Financial Results Will Vary..........................   21
Seagate Technology Faces Intense Competition and May Not Be Able to Com-
 pete Effectively.........................................................   22
Seagate Technology May Not Develop Products in Time to Meet Changing Tech-
 nologies.................................................................   22
Seagate Technology's Vertical Integration Strategy Entails a High Level of
 Fixed Costs..............................................................   23
If Seagate Technology's Customers Delay or Cancel Orders, Seagate
 Technology's Revenues will be Adversely Affected.........................   24
Seagate Technology Faces Risks from Its International Operations..........   24
Seagate Technology Faces Risks from the Spin-off of Seagate Software's
 Network & Storage Management Group business..............................   25
Acquisition Related Accounting Charges Will Delay and Reduce Seagate
 Technology's Profits.....................................................   26
Systems Failures Could Adversely Affect Seagate Technology's Business.....   26
Seagate Technology May Experience Year 2000 Computer Problems That Harm
 Its Business.............................................................   26
Seagate Technology's Stock Price Will Fluctuate...........................   29
Seagate Technology Faces Risks from the Conversion to a Single European
 Currency.................................................................   30
WHERE YOU CAN FIND MORE INFORMATION.......................................   30
THE EXCHANGE OFFER........................................................   32
The Exchange Offer and the Exchange Rate..................................   32
Background and Reasons for the Exchange Offer.............................   32
The Expiration Date.......................................................   32
Conditions to the Exchange Offer..........................................   33
Termination of the Exchange Offer.........................................   33
Exchange of Shares and Certificates.......................................   33
Exchange Agent for Shares and Certificates................................   35
Shares Subject to Repurchase..............................................
Fractional Shares.........................................................   35
Fees and Expenses.........................................................   35
Transfer Taxes............................................................   35
Appraisal Rights..........................................................   36
Proxies...................................................................   36
Withdrawal Rights.........................................................   36
Regulatory Approvals Required.............................................   36
Material Income Tax Considerations of Exchange of Shares..................   37
Material U.S. Income Tax Consequences of Exchange of Shares...............   37

Material Canadian Income Tax Consequences of Exchange of Shares...........  38
Material U.K. Income Tax Consequences of Exchange of Shares...............  39
Material Tax Consequences to Optionees....................................  40
Accounting Treatment......................................................  42
DESCRIPTION OF SEAGATE TECHNOLOGY CAPITAL STOCK...........................  44
COMPARISON OF STOCKHOLDER RIGHTS..........................................  45
Stockholder Meetings......................................................  45
Director Nominations......................................................  45
Indemnification...........................................................  45
INFORMATION ABOUT SEAGATE TECHNOLOGY......................................  47
General...................................................................  47
Stock and Dividend Information............................................  48
INFORMATION ABOUT SEAGATE SOFTWARE AND THE INFORMATION MANAGEMENT GROUP...  49
General...................................................................  49
Products..................................................................  49
Sales and Marketing.......................................................  50
Technical Support and Maintenance.........................................  51
Competition...............................................................  51
Patents and Intellectual Property Rights..................................  52
Employees.................................................................  52
Facilities................................................................  53
Legal Proceedings.........................................................  53
Market for and Dividends Paid on Seagate Software Common Stock............  54
Security Ownership of Certain Beneficial Owners and Management of Seagate
 Software.................................................................  54
SEAGATE TECHNOLOGY UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS.....  57
NOTES TO SEAGATE TECHNOLOGY UNAUDITED PRO FORMA CONDENSED FINANCIAL
 STATEMENTS...............................................................  62
SEAGATE SOFTWARE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS.......  69
NOTES TO SEAGATE SOFTWARE UNAUDITED PRO FORMA CONDENSED FINANCIAL
 STATEMENTS...............................................................  74
LEGAL MATTERS.............................................................  80
EXPERTS...................................................................  80

                        FREQUENTLY ASKED QUESTIONS

Introduction

This document contains a great deal of important information. Your individual circumstances will determine what information applies to you and the decisions you will make in connection with this document. This series of frequently asked questions will not answer all of the questions you have. Rather, they are designed to give you a more clear understanding of your choices.

We will be covering:

  . questions about our exchange offer;

  . questions about the choices you have;

  . questions about your Seagate Software stock options;

  . questions about the exchange rate; and

  . questions about tax consequences

Additional questions can be directed to Nancy Hamm in our Investor Relations Department at telephone number (831) 439-2371, or by email at nancy e hamm@notes.Seagate.com.

Questions About Our Exchange Offer

Q: What is being offered? How will I benefit?

A: You are being offered the opportunity to exchange all or a portion of your outstanding shares of Seagate Software common stock for shares of Seagate Technology common stock.

  If you accept our exchange offer, you will become a stockholder of Seagate Technology and your shares of Seagate Technology stock will be publicly tradeable on the New York Stock Exchange.

Q: What is the Veritas transaction?

A: Seagate Software and Seagate Technology have agreed to contribute the Seagate Software Network & Storage Management Group business to a newly formed entity we call New Veritas in exchange for approximately 40% ownership of New Veritas shares. New Veritas will own the Network & Storage Management Group business and what is now Veritas Software Corporation. We call this the "Veritas transaction." New Veritas common stock will be publicly traded on the Nasdaq National Market.

  As a result of the Veritas transaction, option holders of Seagate Software who will become New Veritas employees may exchange their Seagate Software options for options to purchase shares of New Veritas common stock. Additional information about the New Veritas exchange offer has been mailed in a separate document to eligible persons.

Q: Why is Seagate Technology making the exchange offer described herein?

A: Seagate Software shares are not publicly traded and Seagate Technology shares are. The Network & Storage Management Group business employees who will become employees of New Veritas will have the opportunity to sell New Veritas shares in a public market. The Information Management Group business employees of Seagate Software will not become employees of New Veritas and will not have this opportunity. Accordingly, Seagate Software and Seagate Technology wish to provide all Seagate Software stockholders and holders of vested options an opportunity to receive the benefits of owning a security that is tradeable in a public market.

Q: Who is Seagate Technology?

A: Seagate Technology is the majority stockholder of Seagate Software. Seagate
   Technology designs, manufactures and markets a broad line of rigid magnetic disc drives and tape drives. These products are used in computer systems ranging from desktop personal computers to workstations and supercomputers as well as in multimedia applications such as digital video and video-on-demand.

Q: Does Seagate Technology pay dividends?

A: Like Seagate Software, Seagate Technology has not historically paid dividends on common stock. We do not expect that Seagate Technology will pay any dividends in the future.

Questions About the Choices You Have

Q: What choices do I have for my shares of Seagate Software stock?

                                                  You can:

                                  ----------------------------------------------

                                Exchange for       Retain      Exchange for
                                  Seagate     Seagate Software New Veritas
                                 Technology        stock         options
                                   stock
                                   (i.e.,
                               participate in
 If you will be an employee     the exchange
 of:                               offer)
---------------------------------------------------------------------------
 New Veritas                        Yes             Yes             No
---------------------------------------------------------------------------
 Seagate Software or Seagate        Yes             Yes             No
  Technology
---------------------------------------------------------------------------
 Neither Seagate Software,          Yes             Yes             No
  Seagate Technology nor New
  Veritas
---------------------------------------------------------------------------

Q: What choices do I have for the vested portion of my Seagate Software options?

                                                  You can:

                                  ----------------------------------------------

                       Exercise Options         Retain         Exchange for
                             and           Seagate Software    New Veritas
                       Exchange shares         options           options
                             for
                           Seagate
                          Technology
                            stock
                            (i.e.,
                        participate in
 If you will be an       the exchange
 employee of:               offer)
---------------------------------------------------------------------------
 New Veritas                                      No
                             Yes*       You will have 30 days      Yes*
                                          after the Veritas
                                        transaction closes to
                                        exercise your options
                                         and receive Seagate
                                            Software stock
                                           or your options
                                            will terminate
---------------------------------------------------------------------------
 Seagate Software or
  Seagate Technology         Yes                 Yes                No
---------------------------------------------------------------------------
 Neither Seagate                                 No,
  Software, Seagate          Yes        You will have 30 days       No
  Technology                                after leaving
  nor New Veritas                          your employment
                                           to exercise your
                                         options and receive
                                        Seagate Software stock
                                           or your options
                                            will terminate
---------------------------------------------------------------------------

*If you do not elect one of these, your vested Seagate Software options will terminate.

Q: What choices do I have for the unvested portion of my Seagate Software options?

A: Our exchange offer is not available to you with respect to your unvested options. However, if you are a Network & Storage Management Group business employee, you may be eligible for the New Veritas exchange offer. If you are eligible for the New Veritas exchange offer, details of that offer will be mailed to you in a separate document.

Q: Will I be perceived as uncommitted to the future of Seagate Software if I plan to take advantage of the exchange offer?

A: Your decision about whether to participate in the exchange offer will not be viewed negatively in any way by Seagate Technology or Seagate Software. We are voluntarily providing you with our exchange offer because we believe the employees of Seagate Software will appreciate the opportunity to receive stock tradeable on a public market.

Q: If I do not accept this exchange offer and continue to hold Seagate Software shares or options, will there be another opportunity to sell/exchange them and realize a gain?

A: Following the exchange offer, Seagate Software may, from time to time, evaluate various alternative means for you to obtain cash for your shares. However, there is no guarantee that such a situation will occur. In the event of any such transaction, the value of your shares of Seagate Software may be greater or less than the value of such shares in our exchange offer.

Q: How long will the exchange offer remain open?

A: The exchange offer expires at 12:00 midnight, New York City time, on      ,
   1999, five days following the closing of the Veritas transaction.

Q: What is the letter of transmittal?

A: The letter of transmittal is included in the materials you received with this document. It contains important details about what your choices are and how to inform the exchange agent and other appropriate parties of the action you wish to take with your Seagate Software stock and/or options.

Questions About Your Seagate Software Stock Options

Q: If I have not already exercised my stock options, but wish to participate in the exchange offer, will I have to pay cash to do so?

A: While you may elect to pay cash, you may also elect to exercise your vested options by canceling a portion of your options in lieu of paying cash. For example, if you have vested options for 200 shares of stock that you would like to exercise and the exercise price is $6 per share, it would cost you $1200 to exercise. Rather than paying $1200 cash to exercise the options, you may elect to cancel a portion of your options worth $1200.

   In order to calculate how many options are equivalent to $1200 we need to determine the fair market value of a share of Seagate Software common stock (see pages 6 and 7 for discussion of how this value of Seagate Software will be determined). For purposes of this example, we will assume that the fair market value of a share of Seagate Software is $53.

   To calculate the number of options to be cancelled, divide the amount you owe by the fair market value of Seagate Software. In our example: $1200/$53 = options for 23 shares. The number of shares needed will be rounded up. As a result, you would receive 177 shares of Seagate Software common stock (200 shares - 23 shares) that would then be eligible to participate in the exchange offer. Additional details regarding how your options can be exercised in this manner are set forth in the letter of transmittal being delivered to you with this document.

Q: How many options do I have vested?

A: Contingent upon the closing of the Veritas transaction, the Seagate Software board of directors has amended the vesting schedule of your stock options. Your stock options currently vest at a rate of 20%, 20%, 30%, 30% on each respective annual anniversary of your vesting commencement date.

   Under the new schedule, 1/48th of your stock options will vest on each monthly anniversary of your vesting commencement date(s). This new schedule will take effect as soon as the Veritas transaction closes, and is retroactive to the vesting commencement date of each of your grants. You will always have more options vested under the new schedule than under the old. The benefits of this new vesting schedule will be available to you for the exchange offer.

  The following is an example of how your vesting is affected, assuming the following:

   Date of Grant              May 1, 1997
   Vesting Commencement Date  May 1, 1997
   Number of Shares Granted           100

Current Vesting Schedule

 Date             Elapsed time since Percentage Cumulative Total number
                  vesting            vesting    number of  of unvested
                  commencement                  vested     shares
                  date                          shares
 May 1, 1997      0                  0          0          100
-----------------------------------------------------------------------
 June 15, 1997*   1 month 15 days    NA         0          100
-----------------------------------------------------------------------
 May 1, 1998      1 year             20%        20         80
-----------------------------------------------------------------------
 April 1, 1999*   1 year 11 months   NA         20         80
-----------------------------------------------------------------------
 May 1, 1999      2 years            20%        40         60
-----------------------------------------------------------------------
 May 1, 2000      3 years            30%        70         30
-----------------------------------------------------------------------
 May 1, 2001      4 years            30%        100        0
-----------------------------------------------------------------------

* Under your current vesting schedule, options only vest on the annual anniversary of the vesting commencement date, not monthly throughout the year.

New Vesting Schedule

 Date             Elapsed time since Percentage Cumulative Total number
                  vesting            vesting    number of  of unvested
                  commencement                  vested     shares
                  date                          shares
 May 1, 1997      0                  0          0          100
-----------------------------------------------------------------------
 June 15, 1997*   1 month 15 days    1/48       1          99
-----------------------------------------------------------------------
 May 1, 1998      1 year             12/48      25         75
-----------------------------------------------------------------------
 Apr. 1, 1999     1 year 11 months   23/48      47         53
-----------------------------------------------------------------------
 May 1, 1999      2 years            24/48      50         50
-----------------------------------------------------------------------
 May 1, 2000      3 years            36/48      75         25
-----------------------------------------------------------------------
 May 1, 2001      4 years            48/48      100        0
-----------------------------------------------------------------------

*Under the new vesting schedule, options vest on the monthly anniversary of the vesting commencement date, not daily.

Q: Why is Seagate Software's board of directors changing the vesting schedule?

A: The New Veritas stock option plan will have a 1/48th vesting schedule. The
   Network & Storage Management Group business employees who become New Veritas employees will receive the benefits of this 1/48th vesting schedule. The Seagate Software board of directors wanted to offer the same vesting schedule to employees who remained with Seagate Software.

Q: What is my vesting schedule if I leave Seagate Software before the Veritas transaction closes?

A: The new 1/48th vesting schedule does not take effect until the Veritas transaction closes. Until that time, the original vesting schedule remains in effect. As a result, if you leave Seagate Software before the Veritas transaction closes, your original vesting schedule will apply.

Questions About the Exchange Rate

Q: What is meant by the term exchange rate?

A: The exchange rate refers to the number of shares of Seagate Technology common stock that will be issued for each share of Seagate Software common stock in the exchange offer.

Q: How is the exchange rate determined?

A: The exchange rate will be determined by dividing the value per share of Seagate Software by the value per share of Seagate Technology as described below.

Q: How will the value of a Seagate Technology share be determined for the purpose of our exchange offer?

A: Since Seagate Technology shares are publicly traded on the New York Stock
   Exchange, determining the value of Seagate Technology for the purpose of the exchange offer is straight-forward. The value will be equal to the average closing price of Seagate Technology shares for five trading days ending on the sixth day before the close of the Veritas transaction.

Q: How is the value of a Seagate Software share determined for the purpose of our exchange offer?

A: Because Seagate Software is not a publicly traded company, the determination of its value is more involved than the process for determining the value of Seagate Technology. The formula for determining the value per share is based on two main components: the value of Seagate Software's Information Management Group business and the value of the shares of New Veritas received in exchange for the Network & Storage Management Group business. The formula looks like this:

          Value of        Value of Information Management Group business + Value
          Seagate                of New Veritas shares + Option proceeds
         Software      =  ------------------------------------------------------
            Per
        Share/Option      Total Seagate Software Shares and Options Outstanding

The various components of this formula are described below.

Q: How is the value of the Information Management Group business determined for the purposes of the exchange offer?

A: Seagate Software's Board of Directors will make the ultimate decision on the value of the Information Management Group business. Their determination will be based on a number of factors, including the Information Management Group business' historical and projected revenue, earnings and cash flow. While the final valuation of Information Management Group business will be determined by the Seagate Software Board of Directors as of six days prior to the closing of the Veritas transaction, it is currently estimated to be
   approximately $     .

Q: How is the value of the New Veritas shares received determined?

A: The value of New Veritas shares will be equal to the average closing price of Veritas stock for the five trading days ending the sixth day before the close of the Veritas transaction multiplied by the total number of New Veritas shares received.

Q: What is meant by "Options proceeds"?

A: This is the amount of money that would be received if all Seagate Software option holders were to exercise their options. When you exercise your options, you pay the exercise price in return for shares. The money you pay is an asset of Seagate Software.

Q: Why do you divide by "Total Shares and Options outstanding"?

A: Dividing by this number is necessary to calculate the total value per share or option of Seagate Software.

Q: Can you give me an example of how the exchange rate works?

A: While the values for the purpose of the exchange rate will be determined at the end of the sixth business day before the close of the Veritas transaction, for the purposes of this example we are using best estimates of the values at the time this document was filed, as set forth below:

   Value of Seagate Technology per share:                  $39
   Value of Seagate Software Information Management Group  $500 Million
   Value of New Veritas Shares Received                    $2.92 Billion
   Option Proceeds                                         $94 Million
   Total Seagate Software Shares and Options Outstanding   66.8 Million



   Substituting the applicable numbers into the formula outlined earlier for determining the value per share of Seagate Software results in a value per share of Seagate Software of $53 (rounded to the nearest dollar).

   Given these values the exchange rate would be equal to 1.359 ($53/$39). If this were the actual exchange rate and you were to tender 100 shares of Seagate Software common stock for the purpose of the exchange offer, you would receive 139 shares of Seagate Technology common stock.

Q: After the Veritas transaction closes and the exchange offer is complete, will the value of Seagate Software be influenced by the value of New Veritas?

A: Yes, following the Veritas transaction, Seagate Software will be comprised of two major components: (1) the value of New Veritas shares held by Seagate Software and (2) the value of Information Management Group business. Both of these components will significantly impact the value of Seagate Software.

Q: How will I know what the exchange rate is?

A: You can call 1-800-xxx-yyyy in North America and 1-831-aaa-bbbb outside
   North America for a current exchange rate.

Question About Tax Consequences

Q: What are the tax consequences of participating in this exchange offer?

A: The tax consequences of our exchange offer vary according to your country of residence. Please see the information set forth on pages 37-42 of this document for a description of the income tax consequences relating to the exchange of shares by residents of the United States and certain other countries. Seagate Software stockholders and option holders are urged to consult their own tax advisors as to the specific tax consequences to them of the exchange.

                                    SUMMARY

This summary highlights certain information from this document and may not contain all of the information that is important to you. To understand our exchange offer fully and for a more complete description of the terms of our exchange offer and the exchange, you should read carefully this entire prospectus and the documents we have referred you to. See "Where You Can Find More Information." (Pages 30-31)

The Companies

  Seagate Technology, Inc.
  920 Disc Drive
  Scotts Valley, California 95066
  (831) 438-6550

Seagate Technology operates in a single industry segment by designing, manufacturing and marketing products for storage, retrieval and management of data on computer and data communications systems. These products include disc drives and disc drive components, tape drives and software.

Seagate Technology designs, manufactures and markets a broad line of rigid magnetic disc drives. These products are used in computer systems ranging from desktop personal computers to workstations and supercomputers as well as in multimedia applications such as digital video and video-on-demand. Seagate Technology also designs and markets tape drives ranging in capacity from 8 gigabytes to 200 gigabytes for low cost storage and protection of large volumes of data. Seagate
Technology currently produces backup solutions for market segments from desktop personal computers to midrange servers to complement its line of disc drive products.

  Seagate Software, Inc.
  915 Disc Drive
  Scotts Valley, California 95066
  (831) 438-6550

Seagate Software develops and markets software products and provides related services enabling business users and information technology professionals to store, access and manage enterprise information. Seagate Software is currently comprised of two operating groups, the Information Management Group and the Network & Storage Management Group. Network & Storage Management Group offers network and storage management software solutions, which enable information technology professionals to manage distributed network resources and to secure and protect enterprise data. Network & Storage Management Group's products include features such as system backup, disaster recovery, migration, replication, automated client protection, storage resource management, scheduling, event correlation and desktop management. Information Management Group offers business intelligence software solutions which include features such as query and reporting, automated report scheduling and distribution, information delivery across the World Wide Web, on-line analytical processing, forecasting, statistical analysis, discovery and data mining. After the closing of the Veritas transaction (as described below) Seagate Software will continue to operate its Information Management Group business. In fiscal 1998, Information Management Group revenue represented approximately 40% of Seagate Software's total revenue.

Headquartered in Scotts Valley, California, Seagate Software currently has over 40 offices and operations in 17 countries worldwide. After the contribution of its Network & Storage Management Group business to New Veritas in connection with the Veritas transaction, Seagate Software will have 31 offices and operations in 16 countries worldwide. Seagate Software is a majority-owned and consolidated subsidiary of Seagate Technology.


Our Exchange Offer

We are offering to acquire from Seagate Software stockholders all outstanding shares of Seagate Software common stock in exchange for shares of Seagate Technology common stock.

The purpose of our exchange offer is to provide all Seagate Software stockholders with an opportunity to exchange their shares for shares tradeable in a public market.

If you are a Seagate Software optionholder, you may only participate in our exchange offer by exercising the vested portion of your options and becoming a stockholder of Seagate Software. If you are an optionholder of Seagate Software who will become an employee of New Veritas in the Veritas transaction, you will also have the opportunity to participate in the New Veritas option exchange offer in connection with the Veritas transaction. Information regarding the New Veritas option exchange offer has been or will be sent to eligible participants in a separate document.

If you accept our exchange offer, you will receive that number of shares of Seagate Technology common stock calculated by multiplying the number of shares of Seagate Software common stock that you tender by the exchange rate. The exchange rate will be determined six days prior to the closing of the Veritas transaction and will be primarily based on a per share valuation of the Information Management Group business by Seagate Software's board of directors and on the average closing prices of Veritas and Seagate Technology common stock for the five day period ending on the sixth day before the closing of the Veritas transaction. Based on Seagate Software's current estimated range for the valuation of its Information Management Group business and the average closing prices of Veritas and Seagate Technology
common stock for the   day period ending on       , 1999, we currently estimate
that the exchange rate will be between a range of    and   .

Historically, the market prices of Seagate Technology's and Veritas' common stock have varied greatly. For example, during Seagate Technology's quarter ended January 1, 1999, the highest and lowest sales prices were $34 1/2 and $19 13/16. During Veritas' quarter ended December 31, 1998, the highest and lowest sales prices were $65.00 and $23.75. Any fluctuation in the market price of Seagate Technology's or Veritas' common stock during the period in which the exchange rate is calculated will affect the number of shares of Seagate Technology that you will receive in the exchange.

On      , 1999, the last sales price of Seagate Technology common stock was
$  , as reported on the New York Stock Exchange. On      , 1999, the last sales
price of Veritas common stock was $   , as reported on the Nasdaq National
Market. The Seagate Software common stock has no established public trading market.

Neither the Seagate Technology Board of Directors nor the Seagate Software Board of Directors makes any recommendation to any

Seagate Software stockholder as to whether to tender all or a portion of his or her Seagate Software shares for this exchange offer. Each Seagate Software stockholder must make his or her own decision as to whether to tender all or a portion of his or her Seagate Software shares.




In our exchange, we will not issue any fractional shares to you. Instead, the number of shares you receive in this exchange offer will be rounded down to the nearest whole number of shares.



The Exchange Agent

The exchange agent for our offer is Harris Trust Company of New York. Its address is by mail: Wall Street Station, P.O. Box 1010, New York, NY 10268-1010 or by hand/overnight delivery: 88 Pine Street, 19th Floor, New York, NY 10005.

Income Tax Consequences of Exchange of Shares

The tax consequences of participating in this exchange offer vary depending on what your individual circumstances are. Please carefully read pages 37 through 42 of this document for a detailed explanation.





Trademarks

This document contains trademarks of Seagate Technology and Seagate Software and may contain trademarks of others.

Seagate Technology and Seagate Software Risk Factors

In connection with your evaluation of this exchange offer, you should consider the information under the section entitled, "Seagate Technology Risk Factors" beginning on page 21 and "Factors Affecting Seagate Software's Future Operating Results" contained in Seagate Software's Quarterly Report on Form 10-Q for the quarter ended October 2, 1998 which is incorporated in this document by reference. See pages 30 and 31 for information about how to receive a copy of this or other reports filed by Seagate Software and Seagate Technology with the Securities and Exchange Commission.

                   SUMMARY SELECTED CONDENSED FINANCIAL DATA

We are providing the following financial information of Seagate Technology and Seagate Software. Seagate Software is approximately 99.6% owned by Seagate Technology on an outstanding shares basis. The consolidated historical results of Seagate Technology include the results of Seagate Software. This financial information should help you analyze the financial aspects of our exchange offer.

The financial information of Seagate Technology for fiscal 1994 through fiscal 1998 is derived from Seagate Technology's audited financial statements for the same periods, and the financial information for the three months ended October 3, 1997 and October 2, 1998 is derived from unaudited financial statements. The financial information of Seagate Software is derived from Seagate Software's audited financial statements for fiscal 1995 through fiscal 1998 and unaudited financial statements for fiscal 1994 and the three months ended October 3, 1997 and October 2, 1998. The financial information for the three months ended October 2, 1998 for Seagate Technology and Seagate Software is not necessarily indicative of results that may be achieved for the remainder of fiscal 1999. This financial information is only a summary and you should read it in conjunction with the Seagate Technology's financial statements (and related notes) and the Seagate Software financial statements (and related notes) contained in the annual reports and other information on file with the SEC. See "Where You Can Find More Information" on page 30.

            Selected Historical Financial Data of Seagate Technology
                    (in millions, except per share amounts)

                                      Fiscal Years Ended               Three Months Ended
                          ------------------------------------------- ---------------------
                          July 3,  June 27, June 28, June 30, July 1, October 2, October 3,
                           1998      1997     1996     1995    1994      1998       1997
                          -------  -------- -------- -------- ------- ---------- ----------
Revenue.................  $6,819    $8,940   $8,588   $7,256  $5,865    $1,553     $1,896
Gross margin............     989     2,022    1,581    1,373   1,171       321        295
Income (loss) from
 operations.............    (686)      858      287      459     473       (37)      (200)
Income (loss) before
 extraordinary gain.....    (530)      658      213      313     330       (30)      (240)
Net income (loss).......    (530)      658      213      319     330       (30)      (240)
Basic income (loss) per
 share before
 extraordinary gain.....   (2.17)     2.82     1.07     1.64    1.76     (0.12)     (0.98)
Basic net income (loss)
 per share..............   (2.17)     2.82     1.07     1.67    1.76     (0.12)     (0.98)
Diluted income (loss)
 per share before
 extraordinary gain.....   (2.17)     2.62     0.97     1.44    1.56     (0.12)     (0.98)
Diluted net income
 (loss) per share.......   (2.17)     2.62     0.97     1.47    1.56     (0.12)     (0.98)
Total assets............   5,645     6,723    5,240    4,900   4,308     5,603      6,075
Long-term debt, less
 current portion........     704       702      798    1,066   1,177       703        703
Stockholders' equity....  $2,937    $3,476   $2,466   $1,936  $1,635    $2,928     $3,234
Number of shares used in
 per share computations:
 Basic..................   243.6     233.6    199.7    190.6   186.9     245.0      244.6
 Diluted................   243.6     257.9    236.1    244.7   235.8     245.0      244.6

Seagate Technology's fiscal 1998 results of operations include a $347 million restructuring charge, a $223 million write-off of in-process research and development incurred primarily in connection with the acquisition of Quinta Corporation, a $76 million charge for mark-to-market adjustments on certain of Seagate Technology's foreign currency forward exchange contracts and a $22 million reduction in the charge recorded in fiscal 1997 as a result of the adverse judgment in the Amstrad PLC litigation (see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Seagate Technology's Form 10-K for the year ended July 3, 1998 incorporated by reference in this document). The fiscal 1997 results of operations include a $153 million charge as a result of the adverse judgment in the Amstrad PLC litigation. The fiscal 1996 results of operations include a $242 million restructuring charge as a result of the merger with Conner Peripherals, Inc. and a $99 million write-off of in-process research and development primarily incurred in connection with the acquisition of software companies. The fiscal 1995 results of operations include a $73 million write-off of in-process research and development incurred in connection with business acquisitions.

The results for the quarter ended October 2, 1998 include a $77 million charge in connection with an amendment to the purchase agreement for the August 1997 acquisition of Quinta Corporation and a $7 million charge related to the separation agreement with Seagate Technology's former Chief Executive Officer.

The results for the quarter ended October 3, 1997 include a $216 million write-off of in process research and development incurred primarily in connection with the acquisition of Quinta Corporation and a $63 million charge for mark-to-market adjustments on certain of Seagate Technology's foreign currency forward exchange contracts.

Prior periods have been restated to reflect the merger with Conner Peripherals, Inc. in February 1996 on a pooling of interests basis, a two-for-one stock split, effected in the form of a stock dividend, in November 1996, and Statement of Financial Accounting Standards No. 128 ("SFAS 128"), "Earnings Per Share," adopted in the second quarter of fiscal 1998.

Seagate Technology--Summary Unaudited Pro Forma Condensed Financial Data

The following information is provided to give you pro forma financial information that provides a better picture of what the results of operations and financial position of Seagate Technology might have looked like had the exchange of Seagate Software shares for Seagate Technology shares contemplated by the exchange offer and the Veritas transaction occurred at an earlier date. The pro forma financial information includes the effects of the purchase by New Veritas of Telebackup Systems Inc., a Canadian Corporation ("Telebackup purchase") immediately subsequent to the Veritas transaction. This information is provided as an example only. It does not show what the results of operations or financial position of Seagate Technology would have been had the Veritas transaction, the TeleBackup purchase, and the purchase of Seagate Software shares by Seagate Technology actually occurred on the dates assumed. This information also does not purport to indicate what Seagate Technology's future operating results or consolidated financial position will be.

Please see "Seagate Technology--Unaudited Pro Forma Condensed Financial Statements" beginning on page 57 for a more detailed explanation of this analysis.

The pro forma financial information is presented in accordance with U.S. GAAP. Seagate Software, and Seagate Technology through consolidation of Seagate Software, will recognize a gain and record certain intangible assets on the contribution of the Network & Storage Management Group to New Veritas in exchange for New Veritas common stock. As a result of the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer, Seagate Software and Seagate Technology will record certain intangible assets and compensation expense.

The pro forma statement of operations data for the year ended July 3, 1998 and the three months ended October 2, 1998, includes recurring adjustments which assume that the Veritas transaction, the TeleBackup purchase, and the purchase of Seagate Software stock by Seagate Technology took place on June 28, 1997, the first day of Seagate Technology's fiscal year 1998. The pro forma statement of operations data for Seagate Technology eliminates the historical results of the Network & Storage Management Group and includes Seagate Software's equity interest in the results of New Veritas for the same periods (including recurring amortization of related intangibles and goodwill) plus recurring amortization of intangibles and goodwill associated with the purchase of shares of Seagate Software stock by Seagate Technology, as described in the Notes to the Seagate Software--Unaudited Pro Forma Condensed Financial Statements.

The pro forma balance sheet data has been prepared assuming the Veritas transaction, the TeleBackup purchase, and the purchase of Seagate Software stock by Seagate Technology took place on October 2, 1998.

Seagate Technology--Selected Unaudited Pro Forma Condensed Financial
Information

(in millions, except per share data)

                                                                Three Months
                                                   Year Ended       Ended
                                                  July 3, 1998 October 2, 1998
                                                  ------------ ---------------
   Pro Forma Statement of Operations Data:
   Revenue.......................................    $6,644        $1,505
   Loss from operations..........................      (699)          (46)
   Net loss......................................      (666)          (67)
   Net loss per share--basic.....................    $(2.70)       $(0.27)
   Net loss per share--diluted...................    $(2.70)       $(0.27)
   Number of shares used in computing per share
    amounts--basic...............................     247.0         248.5
   Number of shares used in computing per share
    amounts--diluted.............................     247.0         248.5

                                                                      As of
                                                                 October 2, 1998
                                                                 ---------------
   Pro Forma Balance Sheet Data:
   Working capital..............................................     $2,219
   Total assets.................................................      6,500
   Retained earnings............................................      1,717
   Stockholders' equity.........................................      3,464

Seagate Technology--Comparative Per Share Data

The following tables present certain unaudited historical and pro forma per share data that reflect the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer, the completion of the Veritas transaction and the TeleBackup Purchase based upon the historical financial statements of Seagate Technology. The data presented below should be read in conjunction with "Seagate Technology--Unaudited Pro Forma Condensed Financial Statements" and the historical financial statements of Seagate Technology incorporated by reference in this document and the historical financial statements of Seagate Software included in this document. The unaudited pro forma combined financial data does not necessarily indicate the operating results that would have been achieved had the combinations been in effect as of the beginning of the periods presented or future results of operations or financial position.

Seagate Technology--Historical

                                                  Year Ended  Three Months Ended
                                                   or as of        or as of
                                                 July 3, 1998  October 2, 1998
                                                 ------------ ------------------
   Net loss per share--basic....................    $(2.17)         $(0.12)
   Net loss per share--diluted..................    $(2.17)         $(0.12)
   Book value per common share(1)...............    $12.00          $11.94

Seagate Technology--Pro Forma(2)(3)

                                                  Year Ended  Three Months Ended
                                                 July 3, 1998  October 2, 1998
                                                 ------------ ------------------
   Net loss per share--basic....................    $(2.70)         $(0.27)
   Net loss per share--diluted..................    $(2.70)         $(0.27)
   Book value per common share..................    $14.00          $13.95

--------
(1) The historical book value per common share is computed by dividing stockholders' equity as of the end of each period for which such computation is made by the number of shares of common stock outstanding at the end of each period.

(2) The pro forma comparative per share data has been calculated assuming option holders exercise options to purchase 1,833,079 shares of Seagate Software common stock and that these shares from the exercise of stock options plus 467,000 shares held by existing minority interest shareholders (2,300,079 shares out of 4,715,939 vested shares and options issued and outstanding) are exchanged for Seagate Technology stock and assuming 33,398,286 shares of New Veritas are issued to Seagate Software in connection with the Veritas transaction.

(3) As a result of the Veritas transaction, the TeleBackup purchase and the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer, Seagate Technology expects to incur write-offs related to in-process research and development as well as compensation costs currently estimated at $183.6 million. The pro forma book value per share includes the effect of these charges; however, the pro forma net loss per share does not reflect these charges since they are non-recurring. These charges will be reflected in Seagate Technology's consolidated financial statements in the period the Veritas transaction, the TeleBackup purchase and the purchase by Seagate Technology of certain outstanding shares of Seagate Software are completed.

Selected Historical Financial Data of Seagate Software(1)
(in thousands, except share and per share amounts)

                                        Fiscal Year Ended                      Three Months Ended
                          -------------------------------------------------  --------------------------
                          July 3,   June 27,  June 28,   June 30,  July 1,    October 2,     October 3,
                            1998      1997      1996       1995      1994        1998           1997
                          --------  --------  ---------  --------  --------  ------------    ----------
Revenue.................  $293,226  $216,950  $ 141,586  $ 92,796  $ 30,696  $     74,875    $  63,022
Gross profit............   242,766   169,161    112,567    70,417    23,556        62,515       49,226
In-process research and
 development............     6,800     2,613     96,958    73,177       --            --           --
Write-down of goodwill,
 developed technology
 and intangibles........     1,900    17,177      2,157       --        --            --           --
Restructuring costs ....               2,524      9,502       --        --            --           --
Unusual items ..........              13,446
Income (loss) from
 operations.............     6,905   (64,033)  (137,806)  (80,166)  (11,068)        1,583       (3,399)
Net income (loss).......    (8,490)  (57,700)  (129,668)  (82,864)   (6,884)          852       (2,915)
Net income (loss) per
 common share
 Basic..................    (51.59)  (852.11)       --        --        --           3.09       (28.12)
 Diluted................    (51.59)  (852.11)       --        --        --           0.01       (28.12)
Total assets............   136,040   143,594    201,598   101,928    20,854       123,272      136,040
Stockholders' equity....  $ 54,149  $ 61,618  $ 115,602  $ 47,215  $  6,978  $     56,016    $  54,149
Number of shares used in
 per share computations
 Basic..................   164,571    67,714        --        --        --        275,314      103,659
 Diluted................   164,571    67,714        --        --        --     59,984,218(1)   103,659

--------

(1) Includes the impact of dilutive convertible preferred stock held by Seagate Technology.

Seagate Software--Summary Unaudited Pro Forma Condensed Financial Data

The following information is provided to give the holders of Seagate Software stock pro forma financial information which gives a better picture of what the results of operations and financial position of Seagate Software might have looked like had the exchange of Seagate Software shares for Seagate Technology shares contemplated by this exchange offer and the Veritas transaction occurred at an earlier date. The pro forma financial information also includes the effects of the TeleBackup purchase immediately subsequent to the Veritas transaction. This information is provided as an example only. It does not show what the results of operations or financial position of Seagate Software would have been had the Veritas transaction, the TeleBackup purchase and the purchase of Seagate Software shares by Seagate Technology actually occurred on the dates assumed. This information also does not purport to indicate what Seagate Software's future operating results or consolidated financial position will be.

Please see "Seagate Software--Unaudited Pro Forma Condensed Financial Statements" for a more detailed explanation of this analysis.

The pro forma financial information is presented in accordance with U.S. GAAP. Seagate Software will recognize a gain and record certain intangible assets on the contribution of the Network & Storage Management Group business to New Veritas in exchange for New Veritas common stock. In addition, Seagate Technology will purchase certain outstanding shares of Seagate Software and as a result Seagate Software will record certain intangible assets and compensation expense.

The pro forma statement of operations data for the year ended July 3, 1998 and the three months ended October 2, 1998, includes recurring adjustments which assume that the Veritas transaction, the TeleBackup purchase and the purchase of Seagate Software stock by Seagate Technology took place on June 28, 1997, the first day of Seagate Software's fiscal 1998. The pro forma statement of operations data for Seagate Software eliminates the historical results of the Network & Storage Management Group business and includes Seagate Software's equity interest in the results of New Veritas for the same periods, as described in the Notes to the Seagate Software Unaudited Pro Forma Condensed Financial Statements.

The pro forma balance sheet data has been prepared assuming the Veritas transaction, the TeleBackup purchase and the purchase of Seagate Software stock by Seagate Technology took place on October 2, 1998.

The pro forma statements of operations include the historical results of Seagate Software less the historical results of the Network & Storage Management Group business plus Seagate Software's equity interest in the pro forma results of New Veritas for the same periods as described in the notes to the Seagate Software Unaudited Pro Forma Condensed Financial Statements (including recurring amortization of related intangibles and goodwill) plus recurring amortization of intangibles and goodwill associated with the purchase of shares of Seagate Software stock by Seagate Technology.

Seagate Software--Selected Unaudited Pro Forma Condensed Financial Information

(in thousands, except per share data)

                                                                    Three
                                                   Year Ended   Months Ended
                                                  July 3, 1998 October 2, 1998
                                                  ------------ ---------------
   Pro Forma Statement of Operations Data:
   Total revenues................................  $ 118,180      $ 26,342
   Loss from operations..........................     (5,371)       (7,474)
   Net loss......................................   (144,474)      (35,615)
   Net loss per share--basic.....................  $  (55.17)     $ (13.60)
   Net loss per share--diluted...................  $  (55.17)     $ (13.60)
   Number of shares used in computing per share
    amounts--basic...............................      2,619         2,619
   Number of shares used in computing per share
    amounts--diluted.............................      2,619         2,619

                                                                      As of
                                                                 October 2, 1998
                                                                 ---------------
   Pro Forma Balance Sheet Data:
   Working capital..............................................   $    4,410
   Total assets.................................................    1,025,138
   Retained earnings............................................      181,678
   Stockholders' equity.........................................      593,693

Seagate Software--Comparative Per Share Data

The following tables present certain unaudited historical and pro forma per share data that reflect the completion of the Veritas transaction, the TeleBackup purchase and the purchase of Seagate Software shares by Seagate Technology based upon the historical financial statements of Seagate Software. The data presented below should be read in conjunction with "Seagate Software-- Unaudited Pro Forma Condensed Financial Statements" and the historical financial statements of Seagate Software included in this document. The unaudited pro forma condensed financial data does not necessarily indicate the operating results that would have been achieved had the Veritas transaction, the TeleBackup purchase and the purchase of Seagate Software shares by Seagate Technology been in effect as of the beginning of the periods presented or future results of operations or financial position.

The historical book value per common share is computed by dividing stockholders' equity as of the end of each period for which such computation is made, adjusted for the preferred stock liquidation preference, and by the number of shares of common stock outstanding that are not subject to repurchase, at the end of each period.

The pro forma comparative per share data has been calculated assuming option holders exercise options to purchase 1,833,079 shares of Seagate Software common stock and that these shares from the exercise of stock options plus 467,000 shares held by existing minority interest shareholders (2,300,079 shares out of 4,715,939 vested shares and options issued and outstanding) are exchanged for Seagate Technology stock and assuming 33,398,286 shares of New Veritas are issued to Seagate Software in connection with the Veritas transaction.

As a result of the Veritas transaction, the TeleBackup purchase and the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer, Seagate Software expects to incur write-offs related to in-process research and development as well as compensation costs currently estimated at $183.6 million. The pro forma book value per share includes the effect of these charges; however, the pro forma net loss per share does not reflect these charges since they are non-recurring. These charges will be reflected in Seagate Software's consolidated financial statements in the period that the Veritas transaction, the TeleBackup purchase and the purchase by Seagate Technology of certain outstanding shares of Seagate Software are completed.

Seagate Software--Historical

                                                                      Three
                                                     Year Ended    Months Ended
                                                      or as of      or as of
                                                    July 3, 1998 October 2, 1998
                                                    ------------ ---------------
   Basic net income (loss) per share...............  $   (51.59)   $     3.09
   Diluted net income (loss) per share.............  $   (51.59)   $     0.01
   Book value per common share.....................  $(1,509.97)   $(1,185.75)

Seagate Software--Pro Forma

                                                                      Three
                                                     Year Ended   Months Ended
                                                    July 3, 1998 October 2, 1998
                                                    ------------ ---------------
   Basic net loss per share........................   $(55.17)       $(13.60)
   Diluted net loss per share......................   $(55.17)       $(13.60)
   Book value per common share.....................   $  0.93        $  0.62

                        SEAGATE TECHNOLOGY RISK FACTORS

Seagate Technology competes in the data storage industry, and there are a number of factors that in the past have affected all of the companies in our industry including us. Many of these factors may also impact our business in the future.

SLOWDOWN IN DEMAND FOR COMPUTER SYSTEMS MAY CAUSE A DECLINE IN DEMAND FOR SEAGATE TECHNOLOGY'S PRODUCTS

Our products are components in computer systems. The demand for computer systems has been volatile in the past and often has had an exaggerated effect on the demand for our disc drive and tape drive products in any given period. In the past, unexpected slowdowns in demand for computer systems have generally caused sharp declines in demand for disc drives and tape drive products. We expect that this situation will occur again in the future and that demand for our disc drive and tape drive products may be reduced.

In our industry, the supply of drives periodically exceeds demand. When this happens, the over supply of available products causes us to have higher than anticipated inventory levels and we experience intense price competition from other disc drive and/or tape drive manufacturers.

SEAGATE TECHNOLOGY'S FINANCIAL RESULTS WILL VARY

We often experience a high volume of sales at the end of the quarter, so we may not be able to determine that our fixed costs are too high relative to sales until late in any given quarter. Since this happens late in the quarter, we do not have enough time to reduce these costs. As a result, we would not be as profitable or may even incur a loss. In addition, our operating results have been and may in the future be subject to significant quarterly fluctuations as a result of a number of other factors including:

 . the timing of orders from and shipment of products to major customers, such as Compaq,

 . our product mix with respect to higher margin, more recently introduced disc drive products versus older, lower margin disc drive products,

 . accelerated reduction in the price of our disc drive products due to an oversupply of disc drives in the world market,

 . manufacturing delays or interruptions particularly at our major manufacturing facilities in Malaysia, Thailand, China and Singapore,
 . acceptance by customers of competing technologies in lieu of our products, . variations in the cost of components for our products, . limited access to components that we obtain from a single or a limited number of suppliers,
 . our inability to reduce our fixed costs to match revenues in any quarter because of our vertical manufacturing strategy,

 . the impact of changes in foreign currency exchange rates on the cost of our products and the effective price of such products to foreign consumers, and

 . competition and consolidation in the data storage industry.

For example, our revenue decreased to $1.553 billion in the first quarter of fiscal 1999 from $1.896 billion in the first quarter of fiscal 1998 as a result of increased competition that resulted in significant price decreases, a shift in mix away from our higher price products and continuing weakness in demand for our disc drive products. In addition, our future operating results may also be adversely affected, if we receive an adverse judgment or settlement in any of the legal proceedings to which we are a party.

Seagate Technology Faces Intense Competition and May Not Be Able to Compete Effectively

Even during periods when demand is stable, the data storage industry is intensely competitive and vendors experience price erosion over the life of a product. We expect that our competitors will offer new and existing products at lower prices if necessary to gain or retain market share and customers. We also expect that price erosion in our industry will continue for the foreseeable future. Because we may need to reduce our prices to retain market share, the competition could adversely affect our results of operations in any given quarter. We have experienced and expect to continue to experience intense competition from a number of domestic and foreign companies including the other leading independent disc drive manufacturers, as well as large integrated multinational manufacturers such as

 . Fujitsu Limited,
 . International Business Machines Corporation,
 . NEC Corporation,
 . Samsung Electronics Co. Ltd., and
 . Toshiba Corporation.

We also face indirect competition from present and potential customers, including several of the computer manufacturers listed above, that continuously evaluate whether to manufacture their own drives or purchase them from outside sources. If our customers decide to manufacture their own drives, it could have a material adverse effect on our business, results of operations and financial condition.

We also compete with manufacturers of products that use alternative data storage and retrieval technologies. Products based upon such alternative technologies, including optical recording technology and semiconductor memory (flash memory, SRAM and DRAM), may compete with our products.

We may not be able to compete successfully against current or future competitors. If we fail to compete successfully, our business, operating results and financial condition may be materially adversely affected.

Seagate Technology May Not Develop Products in Time to Meet Changing
Technologies

Our customers have demanded new generations of drive products as advances in other hardware components and software have created the need for improved storage products with features such as increased storage capacity or more advanced technology. As a result, the life cycles of our products have been shortened, and we have been required to constantly develop and introduce new cost-effective drive products within time to market windows that have become progressively shorter. We had research and development expenses of $420 million, $459 million and $585 million in fiscal 1996, 1997 and 1998, respectively.

When we develop new disc and tape drive products with higher capacity and more advanced technology, our operating results may decline because the increased difficulty and complexity of producing such disc drives increases the likelihood of reliability, quality or operability problems. If our products suffer increases in failures, are of low quality or are not reliable, customers may reduce their purchases of our products and our manufacturing rework and scrap costs and service and warranty costs may increase. In addition, a decline in the reliability of our products may make us less competitive as compared with other disc and tape drive manufacturers.

Our products are used in combination with other hardware, such as microprocessors, and other software. Seagate Technology's future success will also require strong demand by consumers and businesses for computer systems, storage upgrades to computer systems and multimedia applications, such as digital video and video-on-demand. If delivery of our products is delayed, our original equipment manufacturer ("OEM") customers may use our competitors' products in order to meet their production requirements. In addition, if delivery of those OEMs' computer systems into which our products are integrated is delayed, consumers and businesses may purchase comparable products from the OEMs' competitors. The consumers and businesses may wait to make their purchases if they want to buy a product that has been announced but not yet released, we would not be able to sell our existing inventory of products. If customers hold back in anticipation of a new product or buy from a competitor instead, our operating results may be significantly adversely impacted.

Consumers have shown that they want to purchase personal computers costing less than $1,000. We are developing low cost disc drives to meet the demand for disc drives that are components of low cost personal computers. However, we may not be able to produce disc drives that meet our quality and performance standards at a cost low enough to yield gross margins comparable to those of our current overall product mix.

Seagate Technology discontinued production of disc drives that use media smaller than 3.5 inches in January 1998. We are continuing research and development of smaller drives, because we believe that to compete successfully to supply components for mobile, laptop, notebook and ultraportable computers, we must supply a smaller product. We intend to re-enter this market with a durable, low power application in the future, although there can be no assurance that we will be able to do so successfully.

Seagate Technology's Vertical Integration Strategy Entails a High Level of Fixed Costs

The cost, quality and availability of certain components, including heads, media, application specific integrated circuits, motors, printed circuit boards and custom semiconductors are critical to the successful production of disc drives. Our strategy of vertical integration has allowed us to internally manufacture many of the critical components used in our products. We have pursued a strategy of vertical integration of our manufacturing processes in order to reduce costs, control quality and assure availability and quality of certain components.

Seagate Technology's vertical integration strategy entails a high level of fixed costs and requires a high volume of production and sales to be successful. During periods of decreased production, such as we are now experiencing, these high fixed costs have had, and could in the future have, a material adverse effect on our operating results and financial condition. In addition, a strategy of vertical integration has in the past and could continue to delay our ability to introduce products containing market-leading technology, because we may not have developed the technology in house and do not have access to external sources of supply without incurring substantial costs. For example, over the past two years we have experienced delays in product launches due to delays in production of certain components due to slower than anticipated internal development and manufacturing scale-up of new designs.

Seagate Technology has Experienced Delays in the Introduction of Products due to Supply of Components

Seagate Technology also relies on independent suppliers for certain components. In the past, we have experienced production delays when we are unable to obtain sufficient quantities of certain components. Any prolonged interruption or reduction in the supply of any key components could have a material adverse effect on our business, operating results and financial condition. We rely on single or limited source suppliers for certain components used in our products. We may not be able to obtain components that meet our specifications and quality standards at prices that enable us to earn a profit on the finished products. For example, in the past Seagate Technology has experienced delays obtaining head stack assemblies and certain integrated circuits for printed circuit board assemblies due to lead time requirements or changes in specifications. As a result, certain of our suppliers substantially increased the price of such components, and we have incurred increased costs for certain of these components as a result of supply shortages. If we experience any extended interruption or reduction in the supply of any key components, our business, results of operations and financial condition could be materially adversely affected.

If Seagate Technology's Customers Delay or Cancel Orders, Seagate Technology's Revenues will be Adversely Affected

The data storage industry has been characterized by large volume OEM purchase agreements and large distributor orders. Typically, our OEM purchase agreements permit the OEMs to cancel orders and reschedule delivery dates without significant penalties. In the past, orders from many of our OEMs were canceled or delivery schedules were delayed as a result of changes in the requirements of the OEMs' customers. The delay of our OEMs have had a material adverse effect on our results of operations in the past and may again in the future. Our distributors and OEMs typically furnish us with non-binding indications of their near-term requirements, with product deliveries based on our weekly confirmations. To the extent actual orders from distributors and OEMs decrease from their non-binding forecasts, such variances could have a material adverse effect on our business, results of operations and financial condition.

Seagate Technology Faces Risks from Its International Operations

Seagate Technology has significant offshore operations including manufacturing facilities, sales personnel and customer support operations. We have manufacturing facilities in Singapore, Thailand, the People's Republic of China, Scotland, Northern Ireland and Malaysia, in addition to those in the United States. Our offshore operations are subject to certain inherent risks including:

 . fluctuations in currency exchange rates, such as the $76 million pre-tax charge to income Seagate Technology incurred in fiscal 1998 from marking our hedge positions to market,

 . longer payment cycles for sales in foreign countries, . difficulties in staffing and managing international manufacturing operations, . seasonal reductions in business activity in the summer months in Europe and certain other countries,
 . increases in tariffs and duties, price controls, restrictions on foreign currencies and trade barriers imposed by foreign countries, and . political unrest, particularly in areas in which we have manufacturing facilities.

These factors could have a material adverse effect on our business, operating results and financial condition in the future.

Seagate Technology's products are priced in U.S. dollars even when sold to customers who are located abroad. The currency instability in the Asian and other financial markets may make our products more expensive than products sold by other manufacturers that are priced in one of the affected currencies. Therefore, foreign customers may reduce purchases of our products. We anticipate that the recent turmoil in financial markets and the recent deterioration of the underlying economic conditions in certain countries, including those in Asia, may have an impact on our sales to customers located in or whose end-user customers are located in those countries due to:

 . the impact of currency fluctuations on the relative price of our products,

 . restrictions on government spending imposed by the International Monetary
  Fund in those countries receiving the International Monetary Fund's assistance,
 . customers' reduced access to working capital to fund purchases of disc drive components or software, such as our products due to:
  . higher interest rates,
  . reduced bank lending due to contractions in the money supply or the deterioration in the customer's or its bank's financial condition, or . the inability to access other financing.

Seagate Technology Faces Risks from the Spin-off of Seagate Software's Network & Storage Management Group

We consolidated our software businesses into a single entity called Seagate Software in 1996. Seagate Software's business currently consists of two primary divisions, Network & Storage Management Group and Information Management Group. We announced the Veritas transaction on October 5, 1998. Seagate Technology's Seagate Software subsidiary and Seagate Software employees who will become New Veritas employees and who hold stock options in Seagate Software will receive approximately 40% of the fully-diluted equity in New Veritas. See "The Exchange Offer--Background and Reasons for the Exchange Offer."

We face a number of risks prior to and after the closing of the Veritas transaction including:

 . our management personnel may be distracted from the day to day operations by the Veritas transaction,

 . Information Management Group employees may be distracted by concerns about whether we will continue to operate that business or spin it off,

 . Network & Storage Management Group customers may delay or cancel orders due to uncertainty about the spin-off,

 . the ongoing OEM relationship with the Network & Storage Management Group and our tape drive operations may be disrupted,

 . we have agreed not to compete in certain storage management software businesses for a specified period of time after the closing of the Veritas transaction and may not be able to benefit from future opportunities in that market,

 . we will not have control over the management of New Veritas, although initially we will have two representatives on its board of directors, and

 . we will only be permitted to sell our interest in New Veritas in limited increments in compliance with certain SEC rules or to bear the expense of filing a registration statement.

Acquisition Related Accounting Charges Will Delay and Reduce Seagate Technology's Profits

We intend to continue our expansion into complementary data technology businesses through internal growth as well as acquisitions. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations and products of the acquired businesses and the potential loss of key employees or customers of the acquired businesses. We expect that we will continue to incur substantial expenses as we acquire other businesses, including charges for the write-off of in-process research and development. Our operating results have fluctuated in the past and may fluctuate in the future because of the timing of such write-offs. For example, we incurred a charge to operations in the first quarter of fiscal 1998 of approximately $214 million for the write-off of in-process research and development related to our acquisition of Quinta Corporation. We anticipate a substantial charge to operations later in fiscal 1999 for the write-off of in-process research and development related to the contribution of the Network & Storage Management Group business to New Veritas and will experience ongoing charges related to the amortization of purchased intangibles.

Systems Failures Could Adversely Affect Seagate Technology's Business

Seagate Technology's operations are dependent on our ability to protect our computer equipment and the information stored in our databases from damage by fire, natural disaster, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. We believe that we have taken prudent measures to reduce the risk of interruption in our operations. However, we cannot be sure that these measures are sufficient. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, results of operations and financial condition.

Seagate Technology May Experience Year 2000 Computer Problems That Harm Its Business

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Seagate Technology considers a product to be in "Year 2000 compliance" if

 . the product's performance and functionality are unaffected by processing of dates prior to, during and after the year 2000, but only if . all products (for example hardware, software and firmware) used with the product properly exchange accurate date data with it.

Seagate Technology's Products. We are assessing the capability of our products to determine whether or not they are in Year 2000 compliance. Although we believe our disc and tape drive products and certain of our software products are in Year 2000 compliance, we have determined that certain software products produced by Seagate Software, which are not material to Seagate Technology, are not and will not be Year 2000 compliant. We are taking measures to inform our customers that those products are not and will not be Year 2000 compliant. To assist our customers in evaluating their Year 2000 issues, our Seagate Software subsidiary has developed a list of those products that are Year 2000 compliant as stand-alone products. The list is located on Seagate Software's World Wide Web page and is periodically updated when assessment of the Year 2000 compliance of additional products is completed. To date, the costs Seagate Technology has incurred related to these programs have been immaterial.

However, the assessment of whether a complete system will operate correctly depends on the BIOS capability and software design and integration, and for many end-users this will include BIOS, software and components provided by companies other than Seagate Technology or Seagate Software. Seagate Technology considers a disc drive or tape product to be Year 2000 capable if when used properly and in conformity with the product information provided by us, our product will accurately store, display, process, provide and/or receive data from, into and between 1999 and 2000, including leap year calculations if all other technology used in combination with the Seagate Technology disc drive or tape product properly exchanges date data with the Seagate Technology product.

We are incurring various costs to provide customer support and customer satisfaction services regarding Year 2000 issues and anticipate that these expenditures will continue in fiscal 1999 and thereafter. In addition, we have contacted our major customers to determine whether their products into which our products have been and will be integrated are Year 2000 compliant. Seagate Technology has received assurances of Year 2000 compliance from a number of those customers. Many other customers have not responded and are under no contractual obligation to provide us with Year 2000 compliance information. Seagate Technology is taking steps with respect to new customer agreements to ensure that the customers' products and internal systems are Year 2000 compliant.

Even if our products are Year 2000 compliant, we may be named as a defendant in litigation against the vendors of all of the component products of systems if some components of the systems is unable to properly manage data related to the Year 2000. Our customer agreements typically contain provisions designed to limit our liability for such claims. It is possible, however, that these measures will not provide protection from liability claims, as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. If any such claims are brought against Seagate Technology, regardless of their merit, our business, financial condition and results of operations could be materially adversely affected from factors that include increased warranty costs, customer satisfaction issues and the costs of potential lawsuits.

Seagate Technology's Systems. We have also initiated a comprehensive program to address Year 2000 readiness in our internal systems and with our customers and suppliers. Our program has been designed to address our most critical internal systems first and to gather information regarding the Year 2000 compliance of products supplied to Seagate Technology and into which our products are integrated. Seagate Technology conducted a Year 2000 inventory of information technology systems in the first quarter of 1997. Risk assessment was substantially complete by the end of the second quarter of 1997, and remediation activities continue to be on schedule. Approximately 1,400 items were identified, and as of January 1999, 118 items remain unresolved, with most scheduled for completion by July 1999. An initial inventory of non-information technology systems was completed in the third quarter of 1997. A second inventory in the second and third quarters of 1998 included all manufacturing operations with special emphasis on embedded technology and facilities. Approximately 7,000 items were identified (non-information technology and embedded combined) of which approximately two-thirds are Year 2000 compliant. As of January 1999, risk assessment is 95% complete and we believe that we will resolve all non-compliant items by July 1999.

We are using the following phased approach to Year 2000 readiness: inventory, assessment, disposition, test and audit. Anticipated dates of completion of each phase are as follows:

       1. Inventory.............................................. Complete
       2. Assessment............................................. March 1, 1999
       3. Disposition............................................ July 1, 1999
       4. Test................................................... July 1, 1999
       5. Audit.................................................. August 1, 1999

These activities are intended to encompass all major categories of systems in use by Seagate Technology, including manufacturing, engineering, sales, finance and human resources. To date, we have not incurred material costs related to assessment and remediation of Year 2000 readiness. We currently expect that the total cost of our Year 2000 readiness programs, excluding redeployed resources, will not exceed $10 million over the next fiscal year. This total cost estimate does not include potential costs related to any customer or other claims or the costs of internal software or hardware replaced in the normal course of business. The total cost and time to completion estimates are based on the current assessment of our Year 2000 readiness needs and are subject to change as the projects proceed.

We are installing and testing new computer software for our financial, accounting, inventory control, order processing and other management information systems. In the course of these upgrades, we are identifying Year 2000 dependencies in such systems and are implementing changes to such systems to make them Year 2000 compliant. The successful implementation of these new systems is crucial to the efficient operation of our business. We cannot provide any assurance that we will implement our new systems in an efficient and timely manner or that the new systems will be adequate to support our operations. Problems with installation or initial operation of the new systems could cause substantial management difficulties in operations planning, financial reporting and management and thus could have a material adverse effect on our business, financial condition and results of operations. We do not expect the cost of bringing our systems into Year 2000 compliance to have a material effect on our financial condition or results of operations.

Seagate Technology's material third party relationships include relationships with suppliers, customers and financial institutions. Seagate Technology has identified 600 suppliers which are critical to our operations, and we have surveyed each to provide details of their Year 2000 efforts, including internal systems, operations and supply chain as well as a schedule for their projects. As of January 1999, 97% of such suppliers have responded affirmatively and been approved. Efforts continue to validate the remaining suppliers, but plans will be developed for any that fail validation, including alternate sources or additional inventory for sole source suppliers.

Seagate Technology's largest customers were also surveyed regarding their Year 2000 efforts. We currently do not anticipate any material impact due to a Year 2000-related failure of a major customer. All of our financial institutions have been surveyed. All of our primary banking activities can be accommodated by our two major multi-national banking partners with the exception of payroll in certain Asian countries which must be handled in local currency. We are following Year 2000 progress in these areas closely and will develop specific contingency plans for meeting payroll if we cannot obtain assurance that these local banks are fully prepared.

Because Seagate Technology's core and mission-critical systems are either complete or in the final stages of completion, we do not consider failure of these systems to be within a reasonable Year 2000 worst case scenario. We believe we are primarily at risk due to failures within external infrastructures such as utilities and transportation systems. We are currently examining these risk areas to develop responses and action plans. These include a potential business shutdown at all locations on December 30, 1999, and where feasible, power down on December 31, 1999 with controlled startup prior to business resumption on January 3, 2000.

While we currently expect that the Year 2000 issues will not pose significant operational problems, we could experience material adverse effects on our business if the implementation of new systems is delayed. We could also experience material adverse effects on our business if we fail to fully identify all Year 2000 dependencies in our systems and in the systems of our suppliers, customers and financial institutions. Those material adverse effects could include delays in the delivery or sale of Seagate Technology's products. Therefore, we are developing contingency plans for continuing operations in the event such problems arise.

Seagate Technology's Stock Price Will Fluctuate

Our stock price has varied greatly as has the volume of shares of our common stock that are traded. We expect these fluctuations to continue due to factors such as:

 . announcements of new products, services or technological innovations by us or our competitors
 . announcements of major restructurings by us or our competitors
 . quarterly variations in our results of operations
 . changes in revenue or earnings estimates by the investment community and speculation in the press or investment community
 . general conditions in the data storage industry or the personal computer industry
 . changes in our revenue growth rates or the growth rates of our competitors
 . sales of large blocks of our stock

The stock market may from time to time experience extreme price and volume fluctuations. Many technology companies have experienced such fluctuations. In addition, our stock price may be affected by general market conditions and domestic and international macroeconomic factors unrelated to our performance. Often such fluctuations have been unrelated to the operating performance of the specific companies. The market price of our common stock may experience significant fluctuations in the future. For example, our stock price fluctuated from a high of $45 3/4 to a low of $17 3/4 during fiscal year 1998.

Seagate Technology Faces Risks from the Conversion to a Single European
Currency

On January 1, 1999, certain member states of the European Economic Community fixed their respective currencies to a new currency, the Single European Currency. On that day the Single European Currency became a functional legal currency within these countries. During the three years beginning on January 1, 1999, business in these countries will be conducted both in the existing national currency, such as the French Franc or the Deutsche Mark, as well as the Single European Currency. Companies operating in or conducting business in these countries will need to ensure that their financial and other software systems are capable of processing transactions and properly handling the existing currencies and the Single European Currency. We are still assessing the impact that the introduction and use of the Single European Currency will have on our internal systems. We will take corrective actions based on such assessment but we do not presently expect that introduction and use of the Single European Currency will materially affect our foreign exchange and hedging activities or use of derivative instruments or will result in any material increase in our costs. While we will continue to evaluate the impact of the Single European Currency introduction over time, based on currently available information, we do not believe that the introduction of the Single European Currency will have a material adverse impact on our financial condition or overall trends in results of operations, nor have the introduction and use of the Single European Currency had such effects to date.

                    WHERE YOU CAN FIND MORE INFORMATION

Seagate Technology and Seagate Software file annual, quarterly and special reports, proxy statements and other information with the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

Seagate Technology filed a Registration Statement on Form S-4 to register with the SEC the Seagate Technology common stock to be issued to the Seagate Software stockholders in the exchange. This document is a part of that registration statement. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

The SEC allows us to "incorporate by reference" the documents (and information therein) we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this document, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the Seagate Technology and Seagate Software documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

Seagate Technology

Annual Report on Form 10-K for the year ended July 3, 1998; Proxy Statement dated September 24, 1998; Quarterly Report on Form 10-Q for the quarter ended October 2, 1998; Current Report on

Form 8-K dated October 20, 1998; and the description of Seagate Technology common stock contained in the Registration Statement on Form 8-A/A dated December 2, 1994.

Seagate Software

Annual Report on Form 10-K for the year ended July 3, 1998; Quarterly Report on Form 10-Q for the quarter ended October 2, 1998; Current Report on Form 8-K dated October 20, 1998; and the description of the Seagate Software common stock contained in Amendment No. 1 to the Registration Statement on Form 10 dated December 7, 1997.

How to Obtain These Documents

You may request a copy of these filings, at no cost, by writing or telephoning:

   Seagate Technology               Seagate Software
   Nancy Hamm                       Diana Cartwright
   Investor Relations               Investor Relations
   Seagate Technology, Inc.         Seagate Software, Inc.
   920 Disc Drive                   915 Disc Drive
   Scotts Valley, California 95066  Scotts Valley, California 95067
   (831) 438-6550                   (831) 438-6550
   Nancy e Hamm@notes.seagate.com

You should rely only on the information incorporated by reference or provided in this document or any supplement. We have not authorized anyone else to provide you with different information. We are not making our offer in any state where our offer is not permitted. You should not assume that the information in this document or any supplement is accurate as of any date other than the date on the front of those documents.

We obtained the information in this document regarding Seagate Software from Seagate Software management and publicly available documents filed with the SEC.

                               THE EXCHANGE OFFER

The Exchange Offer and the Exchange Rate

We are offering to acquire from Seagate Software stockholders all outstanding shares of Seagate Software common stock in exchange for shares of Seagate Technology common stock. If you hold options to purchase shares of Seagate Software common stock, you may exercise all or any portion of such options which are vested and participate in the exchange offer as a stockholder of Seagate Software. For information relating to the specifics of our exchange offer, including the calculation of the exchange rate, please read carefully the information set forth under the section entitled "Frequently Asked Questions" on pages 1 through 7 of this document.

Neither the Seagate Technology Board of Directors nor the Seagate Software Board of Directors makes any recommendation to any Seagate Software stockholder as to whether to tender any or all of his or her Seagate Software shares. Each Seagate Software stockholder must make his or her own decision as to whether to tender any or all of his or her Seagate Software shares.


Background and Reasons for the Exchange Offer

The boards of directors of Veritas, Seagate Technology and Seagate Software have agreed to combine the Network & Storage Management Group business of Seagate Software with the business of Veritas. Pursuant to the Veritas agreement, Seagate Software will contribute the Network & Storage Management Group business to a newly-formed corporation, New Veritas. Seagate Software together with the optionees of Seagate Software who become employees of New Veritas will own approximately 40% of the fully-diluted equity securities of New Veritas. Veritas stockholders, option holders and holders of convertible debt will convert their Veritas securities on a one-for-one basis for New Veritas securities and will receive approximately 60% of New Veritas. These transactions are referred to as the "Veritas transaction." New Veritas common stock will be publicly traded on the Nasdaq National Market. On the day the Veritas transaction closes, employees of the Network & Storage Management Group business will become employees of New Veritas and cease to be employees of Seagate Software or Seagate Technology, as the case may be. As a result, employees of Seagate Software who become New Veritas employees and who exchange their Seagate Software options for New Veritas options will have the ability to sell their shares in a public market. We wish to provide a similar opportunity for all Seagate Software stockholders and holders of vested options, including the significant number of such persons who will not transfer to New Veritas and therefore will not be eligible for the New Veritas option exchange offer.

The Expiration Date

The exchange offer will expire on the expiration date, which is 12:00 midnight,
New York City time, on      , 1999, unless we extend this time. If we extend
this time, we will publicly announce the extension as soon as practicable after we make the extension. We will make the public announcement no later than 9:00 a.m. Eastern time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make a public announcement, we will not have any obligation to publish or communicate any such public announcement other than by making a release to the Dow Jones News Service.

Conditions to the Exchange Offer

The exchange will not occur unless certain conditions are satisfied prior to the expiration date. These conditions are as follows:

 . the Registration Statement relating to the shares to be issued in the exchange shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop-order or proceedings seeking a stop-order;

 . any applicable waiting periods for the exchange offer shall have expired or been terminated and no decree, ruling, temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the exchange shall have been issued by any federal or state court or governmental agency which remains in effect; and

 . the Veritas transaction shall have closed. The conditions to the closing of the Veritas transaction are described in the Veritas agreement and the Veritas management information circular/joint proxy statement/prospectus (the "Veritas proxy materials") which is on file with the SEC. These conditions include, but are not limited to, the following:

  - the principal terms of the Veritas agreement and the Veritas transaction shall have been approved and adopted by a majority of the Veritas stockholders and a majority of the Seagate Software stockholders;

  - the Registration Statement relating to the shares to be issued by New Veritas in the Veritas transaction shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop-order or proceedings seeking a stop-order and the Veritas proxy materials shall at the effective time of the Veritas transaction not be subject to any proceedings commenced or overtly threatened by the SEC; and

  - any applicable waiting periods for the Veritas transaction shall have expired or been terminated and no decree, ruling, temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Veritas transaction shall have been issued by any federal or state court or governmental agency which remains in effect.

Termination of the Exchange Offer

Seagate Technology reserves the right, in our sole discretion to terminate our exchange offer and not accept for exchange any tendered Seagate Software shares not already accepted for exchange or exchanged.

If the exchange offer is terminated without our acceptance of any tendered shares of Seagate Software common stock, we will return promptly all such shares tendered to the appropriate Seagate Software stockholders.

Exchange of Shares and Certificates

If you deliver a properly completed and executed letter of transmittal, which you received along with this document, and stock certificates representing your shares of Seagate Software common stock prior to the expiration date to the exchange agent at its address (or have followed the exercise procedure set forth for your vested options on the letter of transmittal), then you will have accepted the exchange offer as to the number of shares reflected on the stock certificates delivered by you. If you hold vested options to purchase shares of Seagate Software common stock and you elect to exercise such options and participate in the exchange offer, you should review the letter of transmittal for instructions on tendering the shares that you receive upon exercise of your options.

You must choose how to deliver the letter of transmittal, stock certificates and other necessary documents to the exchange agent, and you bear the risk of how you make this delivery. We recommend that you use an overnight or hand delivery service rather than a mail service. In all cases, you should allow sufficient time to assure timely delivery. You should send your letter of transmittal, stock certificates, and other necessary documents to the exchange agent at the address provided in this document and the letter of transmittal.

If you want us to issue the stock certificates representing your Seagate Technology common stock in a name other than the name in which your stock certificates are registered, you must properly endorse or otherwise place in proper form for transfer the stock certificates you are surrendering.

If the letter of transmittal is signed by a person other than the registered holder of any Seagate Software common stock listed therein, the stock certificates reflecting ownership of such Seagate Software common stock must be endorsed or accompanied by appropriate stock powers that authorize the person to tender the Seagate Software common stock on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on these stock certificates.

If the letter of transmittal, any stock certificates representing Seagate Software common stock tendered, or any stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, these persons should so indicate when signing and, unless waived by us, submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

After the expiration date, the exchange agent will send us written notice of the amount of outstanding Seagate Software common stock validly tendered in the exchange. Promptly after we receive this notice, if all the conditions under the Veritas agreement or described in this document are satisfied or waived, then we will exchange each validly tendered share of Seagate Software common stock for the number of shares of Seagate Technology common stock based on the exchange rate. We then will deliver by registered mail stock certificates representing the appropriate number of shares of Seagate Technology common stock to the stockholders participating in the exchange. For information regarding fractional shares, see "--Fractional Shares." (page 35).

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered shares of Seagate Software common stock will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all shares of Seagate Software common stock not properly tendered or any shares of Seagate Software common stock our acceptance of which would, in the opinion of our counsel, be unlawful. We reserve the absolute right to waive any irregularities or conditions of tenders as to particular shares of Seagate Software common stock. Unless waived by us, any defects or irregularities in connection with tenders of shares of Seagate Software common stock must be cured within the time we determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of shares of Seagate Software common stock nor shall any of them incur any liability for failure to give any notification. Tenders of shares of Seagate Software common stock will not be deemed to have been made until such defects or irregularities have been cured or waived. As soon as practicable following the expiration date, the exchange agent will return without cost any stock certificates representing Seagate Software common stock that were not properly tendered and as to which defects or irregularities have not been cured or waived to the tendering holder of these stock certificates, unless otherwise provided in the letter of transmittal.

If any of the stock certificates representing your Seagate Software common stock have been mutilated, lost, stolen or destroyed, you should contact the exchange agent at the address below for further instruction.

Exchange Agent for Shares and Certificates

Harris Trust Company of New York is the exchange agent for our exchange offer. If you have any questions or requests for additional copies of this document, please direct them to the exchange agent as follows:

  By mail:                                Overnight, courier or hand delivery:
  Harris Trust Company of New York        Harris Trust Company of New York
  Wall Street Station                     88 Pine Street, 19th Floor
  P.O. Box 1010                           New York, NY 10005
  New York, NY 10268-1010

  By facsimile transmission:
  (212) 701-7636

  For confirmation by telephone:
  (212) 701-7694

Fractional Shares

We will not issue any fractional shares to you in the exchange. Instead, the number of shares you receive in this exchange offer will be rounded down to the nearest whole number of shares.

Fees and Expenses

Seagate Technology will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Transfer Taxes

Holders who tender their Seagate Software shares for exchange will not be obligated to pay any transfer tax in connection therewith.

Appraisal Rights

Holders of Seagate Software shares or vested options will not have dissenters' rights or appraisal rights in connection with the exchange offer.

Proxies

There is no stockholder vote required with respect to this exchange offer. We are not asking you for a proxy and you are requested not to send us a proxy.


Withdrawal Rights

Once you have tendered your Seagate Software common stock, your tender is irrevocable and you cannot withdraw your shares, except that your Seagate Software shares tendered in our exchange may be withdrawn at any time prior to the expiration date of our exchange offer if we have not accepted such shares. If the exchange is terminated without our acceptance of any tendered shares of Seagate Software common stock, we will return promptly all shares tendered to the appropriate Seagate Software stockholders. See "--Termination of the Exchange Offer."

Regulatory Approvals Required

We are not aware of any license or regulatory permit material to our business that might be adversely affected by our acquisition of Seagate Software common stock as contemplated in the exchange offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for our acquisition or ownership of Seagate Software common stock as contemplated by the exchange offer. Should any such approval or other action be required, we currently contemplate that we will seek such approval or take such other action. Without limitation to any other approval that may be required, to the extent that the acquisition of Seagate Technology common stock by any holder(s) of Seagate Software common stock pursuant to the exchange offer results in the requirement of Seagate Technology and such holder(s) to file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the Federal Trade Commission and the Antitrust Division of the Department of Justice, Seagate Technology and such holder(s) will file the required Notification and Report Forms. We do not currently anticipate that any Hart-Scott Rodino filings will be required with respect to the exchange offer. With respect to any such holder(s) of Seagate Software common stock, the exchange could not occur until the waiting period(s) under the Hart-Scott Rodino Antitrust Improvement Act of 1976 had expired or been granted early termination; until such time, Seagate Technology would have no obligation under the exchange offer, with respect to such holder(s), to accept for payment and pay for Seagate Software common stock. Seagate Technology cannot predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Seagate Software common stock tendered pursuant to the exchange offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to Seagate Technology's business. Seagate Technology's obligations under the exchange offer to accept for payment and pay for Seagate Software common stock are subject to certain conditions. See "--Conditions to the Exchange Offer."

Material Income Tax Considerations of Exchange of Shares

The following discussion addresses the material income tax considerations of the exchange offer that are generally applicable to holders of vested shares of Seagate Software common stock exchanging their Seagate Software common stock for Seagate Technology common stock. Stockholders of Seagate Software should be aware that the following discussion does not address all income tax considerations that may be relevant to particular Seagate Software stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, or (except as described below) who acquired their Seagate Software common stock in compensatory transactions. In addition, the following discussion does not address the tax consequences of any transactions effectuated prior to or after the exchange offer (whether or not such transactions are in connection with the exchange offer) except, to the extent discussed below, the exercise of vested options or vested rights to purchase Seagate Software common stock in anticipation of the exchange. Furthermore, the following discussion does not address the tax consequences of the exchange offer under the tax laws of countries other than the national income and capital gains tax regimes of the United States (the "U.S."), Canada and the United Kingdom (the "U.K."), as set forth below. Accordingly, Seagate Software stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the exchange, including the applicable U.S. federal, state, local, Canadian (federal and provincial), U.K. and other foreign tax consequences to them of the exchange offer.

Material United States Income Tax Consequences of Exchange of Shares

The following discussion is based on the U.S. Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the transactions taken in connection with the exchange offer.

The exchange is intended to qualify as a reorganization under Section 368(a) of the U.S. Internal Revenue Code (a "Reorganization"). In the event the exchange so qualifies, subject to the limitations and qualifications referred to herein:

(1) No gain or loss will be recognized by the holders of Seagate Software common stock upon the receipt of Seagate Technology common stock solely in exchange for such Seagate Software common stock in the exchange offer;

(2) The aggregate tax basis of the Seagate Technology common stock so received by the stockholders of Seagate Software in the exchange will be the same as the aggregate tax basis of the Seagate Software common stock surrendered in exchange therefor;

(3) The holding period of the Seagate Technology common stock so received by each stockholder of Seagate Software in the exchange will include the period for which the Seagate Software common stock surrendered in exchange therefor was considered to be held, provided that the Seagate Software common stock so surrendered is held as a capital asset on the date of the exchange; and

(4) Neither Seagate Technology nor Seagate Software will recognize gain or loss solely as a result of the exchange.

Neither Seagate Technology nor Seagate Software has requested a ruling from the IRS in connection with the exchange. Seagate Technology and Seagate Software have received an opinion from Ernst & Young LLP (the "U.S. Tax Opinion"), to the effect that, for U.S. federal income tax purposes, the exchange should constitute a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code. The U.S. Tax Opinion neither binds the IRS nor precludes the IRS from adopting a contrary position. The U.S. Tax Opinion is subject to certain assumptions and qualifications and is based in part on the truth and accuracy of certain representations of Seagate Technology and Seagate Software. Of particular importance is the representation and assumption to the effect that no consideration other than Seagate Technology stock is being issued as consideration for the Seagate Software shares in the exchange.

A successful IRS challenge to the Reorganization status of the exchange would result in a Seagate Software stockholder recognizing gain or loss with respect to each share of Seagate Software common stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the date of the exchange, of the Seagate Technology common stock received in exchange therefor. In such event, a Seagate Software stockholder's aggregate basis in the Seagate Technology common stock so received would equal its fair market value, and the stockholder's holding period for such stock would begin the day after the exchange.

Even if the exchange qualifies as a reorganization, a recipient of shares of Seagate Technology common stock would recognize gain to the extent that such shares were considered to be received in exchange for services or property (other than solely Seagate Software common stock). All or a portion of such gain may be taxable as ordinary income. Gain would also have to be recognized to the extent that a Seagate Software stockholder was treated as receiving (directly or indirectly) consideration other than Seagate Technology common stock in exchange for the Seagate Software common stock.

Seagate Software stockholders are urged to consult their own tax advisors in light of their personal circumstances.

Material Canadian Income Tax Consequences of Exchange of Shares

The following discussion addresses the material Canadian income tax considerations that are generally applicable to Canadian resident holders of Seagate Software common stock exchanging their Seagate Software common stock for Seagate Technology common stock. Stockholders of Seagate Software should be aware that the following discussion does not deal with all Canadian income tax considerations that may be relevant to particular Seagate Software stockholders in light of their particular circumstances.

The following discussion is based the Canadian income tax laws as of the date hereof. Revenue Canada or an applicable Canadian provincial taxing authority is not precluded from successfully adopting a contrary position. In addition, there is no assurance that future legislative, judicial or administrative changes or interpretations will not affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences to stockholders of Seagate Software participating in the exchange offer.

The exchange of stock pursuant to the exchange offer will be a taxable transaction for a Seagate Software stockholder resident in Canada. Any Canadian resident holder of shares of Seagate Software common stock would be considered to have disposed of the holder's shares of Seagate Software common stock for proceeds (expressed in Canadian dollars) determined at the time of the exchange equal to the fair market value of the shares of Seagate Technology common stock received. A gain or loss (being the difference expressed in Canadian dollars between the proceeds and the tax basis of the shares of Seagate Software common stock exchanged) may be realized on this disposition. Generally, where the shares of Seagate Software common stock exchanged are held as investment property and were obtained by virtue of employment and the holder does not deal with shares and other securities in a manner similar to a trader or dealer of securities, the Seagate Software common stock exchanged would be considered capital property. In such a case, only three-quarters of the capital gain on the disposition of such shares would be taxable capital gain subject to income tax.

The tax basis of the shares of Seagate Technology common stock received on the exchange will be equal to the fair market value (expressed in Canadian dollars) of those shares determined at the time of exchange. The tax basis of each share of Seagate Technology common stock owned by the holder after the exchange is equal to the total tax basis of all shares of Seagate Technology common stock (including those that are not obtained from the exchange) owned by the holder divided by the total number of such shares owned.

Seagate Software stockholders are urged to consult their own tax advisors in light of their personal circumstances.

Material United Kingdom Income Tax Consequences of Exchange of Shares

The following is a discussion of the material United Kingdom tax considerations of U.K. resident holders of Seagate Software common stock exchanging their Seagate Software common stock for Seagate Technology common stock. The discussion relates only to U.K. resident holders of stock in Seagate Software and is confined to their U.K. tax position.

Stockholders of Seagate Software should be aware that the following discussion does not deal with all U.K. tax considerations that may be relevant to a particular U.K. resident in light of his or her particular circumstances.

The following discussion is based on our best judgement regarding the application of U.K. taxation legislation. The views expressed are not binding on the Courts and there is no assurance that the Inland Revenue will not seek to assert a contrary position. Furthermore, no assurance can be given that future legislation, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. These could be on either a prospective or retroactive basis. We undertake no responsibility to advise you of any new developments in the application or interpretation of the U.K. taxation laws.

Neither Seagate Technology nor Seagate Software has requested advance confirmation from the Inland Revenue that the Inland Revenue is satisfied that the provisions of Section 135 will apply to the proposed exchange. Seagate Technology and Seagate Software have received an opinion from The United Kingdom firm of Ernst & Young, a member of Ernst & Young International, (the "U.K. Tax Opinion"), to the effect that, for U.K. tax purposes, the proposed transaction will fall within the rules applicable to reorganizations.

The U.K. Tax Opinion does not bind the Inland Revenue nor preclude the Inland Revenue from adopting a contrary position. The U.K. Tax Opinion, subject to certain assumptions and qualifications, is based in part on the truth and accuracy of certain representations of Seagate Technology and Seagate Software.

Capital Gains Tax. The exchange offer will fall within the U.K. tax laws for reorganizations with the result that:

(1) No gain or loss will be recognized by the holders of Seagate Software common stock upon receipt of Seagate Technology common stock solely in exchange for such Seagate Software common stock in the exchange.

(2) The aggregate tax basis of the Seagate Technology common stock so received by the stock holders of Seagate Software in the exchange will be the same as the aggregate tax basis of the Seagate Software common stock surrendered in exchange therefor.

(3) The holding period of the Seagate Technology common stock so received by each stockholder of Seagate Software in the exchange will include the period for which the Seagate Software common stock surrendered in exchange therefor was considered to be held as a capital asset on the date of the exchange.

Income Tax. The U.K. Tax Opinion concludes that the exchange offer constitutes a company reorganization, in which case, no income tax charge should arise on the exchange offer.

Seagate Software Stockholders Are Urged to Consult Their Own Tax Advisors in Light of Their Personal Circumstances.

Material Tax Consequences to Optionees

The following discussion addresses the material tax consequences to holders of vested Seagate Software options who exercise their options in connection with the exchange offer. The discussion is based on interpretations of the existing authorities. The applicable taxing authorities are not precluded from successfully adopting a contrary position to that described herein. In addition, there is no assurance that future legislative, judicial, or administrative changes or interpretations will not affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences to holders of Seagate Software options who exercise their vested options.

All Option Holders Are Urged to Consult Their Own Tax Advisors Prior to the Exercise of Any Options in Light of Their Personal Circumstances.

U.S. Consequences. You will not recognize taxable income upon the exercise of an incentive stock option ("ISO"). However, the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise will be alternative minimum taxable income and may subject you to the alternative minimum tax ("AMT") under Section 55 of the Internal Revenue Code.

Assuming that the exchange offer constitutes a reorganization (as concluded in the U.S. Tax Opinion), then the exchange of your Seagate Software stock for Seagate Technology shares in the exchange offer will not be considered the disposition of the stock and will not result in the recognition of taxable income.

If you sell or otherwise dispose of the Seagate Technology common stock you receive in connection with the exchange offer, you will recognize taxable income for any amount in excess of the ISOs aggregate exercise price. If you dispose of the shares more than two years from the grant date of your ISO and more than one year after the exercise of your ISO, then upon the sale or other disposition, any gain you recognize will be long term capital gain and any loss will be long term capital loss. If you dispose of your shares before the end of either of the holding periods described in the preceding sentence, then you will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for the such shares. Any further gain or loss realized by you will be taxed as capital gain or loss.

With respect to the exercise of a Nonstatutory Stock Option ("NSO"), upon exercise you will recognize ordinary income in an amount equal to the difference between the option exercise price you pay for the shares and the fair market value on the date of exercise. Your basis will be the fair market value of such shares on the date of exercise. Assuming that the exchange offer constitutes a reorganization (as concluded in the U.S. Tax Opinion), then the exchange of your Seagate Software stock for Seagate Technology shares in the exchange offer will not be considered the disposition of the stock and will not result in the recognition of taxable income. Upon a taxable disposition of the Seagate Technology shares you receive in the exchange offer, any gain or loss is generally treated as capital gain or loss. If you were an employee of Seagate Technology, Seagate Software or any of their respective subsidiaries, at the time of exercise, any income recognized upon exercise of your NSO will constitute wages for which Seagate Software will be required to withhold.

Canadian Consequences. A Canadian resident employee of Seagate Software or its Canadian subsidiaries (each a "Canadian Employer") who by virtue of his or her employment with the Canadian Employer obtained a stock option to acquire Seagate Software common stock and who exercises such vested option is generally required to include in his or her employment income the fair market value of the Seagate Software common stock so acquired (determined at the time of exercise) less the actual amount paid or to be paid by the employee to acquire those shares. As a result of the exercise, the tax basis of the shares so acquired is adjusted to equal the fair market value of the shares at the time of the exercise. Where the employee also owns other Seagate Software common stock, the tax basis per share of the Seagate Software common stock is calculated as the total tax basis of all shares of Seagate Software common stock owned by the employee divided by the total number of such shares owned.

Where an employee includes in his or her employment income a benefit from exercising a stock option, as discussed above, an offsetting deduction equal to 25% to the benefit may be available in computing his or her taxable income for the year of the exercise provided certain conditions are met. A Canadian resident employee of the Canadian Employer who exercises a stock option (obtained because of his or her employment with the Canadian Employer) to acquire Seagate Software common stock should be entitled to this deduction.

Income tax, Canada Pension Plan premiums or Quebec Pension Plan premiums will be payable on this employment benefit arising from the exercise of the stock option. The Canadian Employer will generally withhold form the employee's future pay checks the amounts of income tax, Canada Pension Plan premiums or Quebec Pension Plan premiums arising from this benefit and remit them to Revenue Canada and, if appropriate, Revenue Quebec. Relief from such source withholding may be available where hardship to the employee would result.

U.K. Consequences.

Options Obtained By Reason Of Employment. Where the option holder acquired the options as a director or employee, he or she will be liable for U.K. income tax (payable at the time of exercise) on an amount equal to the excess of the market value (on the date of exercise of the options) of the Seagate Software shares acquired as a result of the exercise of the option, over the amount paid to exercise the option. The amount that is subject to income tax is added to the cost of the shares acquired upon exercise for purposes of computing the U.K. capital gains tax, if any, on the subsequent sale of the shares.

Any further gain arising on the subsequent sale of the shares will make the option holder liable for U.K. capital gains tax.

Options Not Obtained By Reason Of Employment. Where the option holder did not acquire the options as a director or employee, the exercise of the options will not result in either a U.K. income tax or U.K. capital gains tax liability.

Any gain (excess of sale proceeds over the exercise price) arising on the subsequent sale of the shares will make the option holder liable for U.K. capital gains tax.

Accounting Treatment

The exchange of Seagate Technology shares for Seagate Software shares held for more than six months and not subject to a right of repurchase in favor of Seagate Software will be accounted for as a purchase of minority interest of Seagate Software and, accordingly, the acquired assets and liabilities, including goodwill and other intangibles, pertaining to the acquired minority interest in Seagate Software will be recorded at their estimated fair values. Any amount related to in-process research and development will be written off in the period of acquisition.

Seagate Technology shares exchanged for Seagate Software shares acquired through the exercise of employee stock options and held for less than six months or Seagate Software shares subject to a right of repurchase in favor of Seagate Software will result in compensation expense equal to the difference between the price paid by the holder of the shares and the value of the Seagate Technology shares at the date of the exchange. The compensation expense will be recognized immediately, or, if there is vesting, over the vesting period, of the Seagate Technology shares issued.

The pro forma financial statements of Seagate Technology and Seagate Software also include the impact of the Veritas transaction and the TeleBackup Purchase by New Veritas. See "Seagate Technology--Unaudited Pro Forma Condensed Financial Statements and Seagate Software--Unaudited Pro Forma Condensed Financial Statements."

                DESCRIPTION OF SEAGATE TECHNOLOGY CAPITAL STOCK

The authorized capital stock of Seagate Technology consists of 600,000,000 shares of Seagate Technology common stock, $.01 par value, and 1,000,000 shares of Seagate Technology preferred stock, $.01 par value.

As of October 2, 1998, there were 245,250,840 shares of Seagate Technology common stock outstanding held of record by 7,483 registered stockholders. Subject to preferences that may be applicable to any outstanding Seagate Technology preferred stock, holders of Seagate Technology common stock are entitled to receive ratably such dividends as may be declared by the Seagate Technology Board of Directors out of funds legally available therefor. Seagate Technology has not paid any cash dividends on the Seagate Technology common stock. Each holder of Seagate Technology common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, except that upon giving notice required by law and the bylaws of Seagate Technology, stockholders may cumulate their votes in the election of directors. In the event of a liquidation, dissolution or winding up of Seagate Technology, holders of Seagate Technology common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Seagate Technology preferred stock. Holders of Seagate Technology common stock have no preemptive rights and have no rights to convert their Seagate Technology common stock into any other securities and there are no redemption provisions with respect to such shares. The transfer agent and registrar for the Seagate Technology common stock is Harris Trust Company of California.

As of October 2, 1998, there were no shares of Seagate Technology preferred stock outstanding. The Seagate Technology preferred stock may be issued from time to time in one or more series. The Seagate Technology board has authority to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations and restrictions thereon and to increase or decrease the number of shares of such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. Seagate Technology has no present plans to issue any shares of Seagate Technology preferred stock.

                        COMPARISON OF STOCKHOLDER RIGHTS

In the event that the exchange offer is consummated, Seagate Software's stockholders whose shares of Seagate Software common stock are tendered pursuant to the exchange offer will become Seagate Technology stockholders. Their rights will be governed by the Seagate Technology Certificate of Incorporation, the Seagate Technology Bylaws and the laws of the State of Delaware.

Certain differences between the rights of Seagate Software stockholders and Seagate Technology stockholders are set forth below. As both Seagate Software and Seagate Technology are organized under the laws of Delaware, these differences primarily arise from various provisions of the Seagate Technology Certificate of Incorporation, the Seagate Technology Bylaws, the Seagate Software Certificate of Incorporation and the Seagate Software Bylaws. This summary contains a description of the material differences in stockholder rights, but is not meant to be relied upon as an exhaustive list or detailed description of the provisions discussed herein and is qualified in its entirety by reference to the laws of the State of Delaware, the Seagate Technology Certificate of Incorporation, the Seagate Technology Bylaws, the Seagate Software Certificate of Incorporation, and the Seagate Software Bylaws.

Stockholder Meetings

The Seagate Technology Bylaws provide that Seagate Technology stockholders holding shares representing not less than 10% of the outstanding votes entitled to vote at a stockholders' meeting may call a special meeting of stockholders. Any stockholder request for a special meeting of stockholders must be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and must be delivered to the chairman of the board, president, any vice president or secretary of Seagate Technology. Under the Seagate Software Bylaws, Seagate Software's stockholders may call a special meeting of stockholders, provided that one or more of the stockholders calling for the special meeting, in the aggregate, hold not less than a majority of the shares entitled to vote at such meeting.

Director Nominations

The Seagate Technology Bylaws currently provide for a seven member board of directors. Directors are elected at each annual meeting of stockholders to hold office until the next annual meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Seagate Software Bylaws provide that the number of directors shall be five, which number may be changed by a Bylaw or Certificate of Incorporation amendment duly adopted by the Seagate Software board or by the stockholders of Seagate Software. The Seagate Software board currently consists of four directors and one vacancy.

Indemnification

The Seagate Technology Certificate of Incorporation and the Seagate Software Certificate of Incorporation provide that directors will not be personally liable to their respective companies or stockholders for monetary damages for breach of their fiduciary duty as directors and shall be indemnified to the fullest extent authorized by Delaware law. The Seagate Technology Bylaws provide that directors, officers and certain other persons will be indemnified with respect to third-party actions or suits, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Seagate Technology. The Seagate Technology Bylaws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits by or in the right of Seagate Technology, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Seagate Technology; except that no indemnification shall be made in the event that such person shall be adjudged to be liable to Seagate Technology, unless a court determines that indemnification is fair and reasonable in view of all the circumstances. The Seagate Technology Bylaws and the Seagate Software Certificate of Incorporation require Seagate Technology and Seagate Software, respectively, to pay all expenses incurred by a director or officer in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by Seagate Technology and Seagate Software, respectively. The Seagate Software Bylaws provide that Seagate Software shall indemnify its officers and directors to the fullest extent authorized by Delaware law and may elect to indemnify its employees and agents to the fullest extent authorized by Delaware law.

                      INFORMATION ABOUT SEAGATE TECHNOLOGY

Certain statements in this document are forward-looking statements based on current expectations, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are set forth under "Seagate Technology Risk Factors."

General

Seagate Technology operates in a single industry segment by designing, manufacturing and marketing products for storage, retrieval and management of data on computer and data communications systems. These products include disc drives and disc drive components, tape drives and software.

Seagate Technology designs, manufactures and markets a broad line of rigid magnetic disc drives for use in computer systems ranging from desktop personal computers to workstations and supercomputers as well as in multimedia applications such as digital video and video-on-demand. Our products currently include rigid disc drive models with form factors from 3.5 to 5.25 inches and capacities from 1 gigabyte to 47 gigabyte. In January 1998, we discontinued production of 2.5 inch disc drives for the mobile computer market due to intense competition resulting in a substantial loss of market share. However, we are continuing research and development in this area and intend to reenter this market at a future date. We sell our products to original equipment manufacturers for inclusion in their computer systems or subsystems, and to distributors, resellers, dealers, system integrators and retailers. We have pursued a strategy of vertical integration and accordingly we design and manufacture rigid disc drive components including recording heads, discs, disc substrates, motors and custom integrated circuits. We also assemble certain of the key subassemblies for use in our products including printed circuit board and head stack assemblies. Seagate Technology products are currently manufactured primarily in the Far East with limited production in the United States. In addition to our core product line of rigid disc drives and related components, we have broadened our strategy to more fully address the markets for storage, retrieval and management of data.

In line with this broadened strategy, we have made the following investments:
In January 1993, we began investing in SanDisk Corporation, a flash memory company. In July 1994, we began investing in Dragon Systems, Inc., a developer of speech and language technology, including speech recognition software. In December 1994, we acquired Applied Magnetics Corporation's tape head subsidiary, a manufacturer of magnetic recording heads for tape drives. In February 1996, we added tape drives to its product line as a result of its merger with Conner Peripherals, Inc. In June 1997, we began investing in Gadzoox Networks, Inc., a manufacturer of Fibre Channel based storage network connectivity products. In August 1997, we acquired Quinta Corporation, a developer of optically assisted Winchester disc drives. We anticipate that our broadened strategy may include additional acquisitions of, investments in and strategic alliances with complementary businesses, products and technologies to enable lower cost per megabyte, faster time to market, increased capacity, and better performance characteristics for our products. Our strategy includes acquiring companies that possess technology and development personnel which provide long-term growth potential to our business. In addition, following the closing of the Veritas transaction, those optionees of Seagate Software who will become employees of New Veritas and our Seagate Software subsidiary will own an approximately 40% interest on a fully-diluted basis of New Veritas (a new entity that will own Veritas and Seagate Software's Network & Storage Management Group business).

Seagate Technology's executive offices are located at 920 Disc Drive, Scotts Valley, California, 95066, and its telephone number is (831) 438-6550.

Stock and Dividend Information

Seagate Technology's common stock trades on the New York Stock Exchange under the symbol "SEG." The price range per share, reflected in the table below, is the highest and lowest sale prices for Seagate Technology's common stock as reported by the New York Stock Exchange during each quarter since the Company's fiscal year 1997. Seagate Technology's present policy is to retain its earnings to finance future growth. Seagate Technology has never paid cash dividends and has no present intention to pay cash dividends. At October 2, 1998, there were 7,483 stockholders of record of Seagate Technology's common stock.

                                                                High      Low
                                                              -------- ---------
1997:
First Quarter................................................ $29 5/16 $18  1/16
Second Quarter...............................................  42 3/4    25  7/8
Third Quarter................................................  56 1/4    37  3/8
Fourth Quarter...............................................  54 1/4    32  1/2
1998:
First Quarter................................................ $45 3/4  $ 34  1/8
Second Quarter...............................................  40 5/8   18  7/16
Third Quarter................................................  27 3/16   17  3/4
Fourth Quarter...............................................  29 5/8   19  7/16
1999:
First Quarter................................................  27 3/8    16  1/8
Second Quarter...............................................  34 1/2   19 13/16

On      , 1999, the last sales price of Seagate Technology common stock, as
reported by the New York Stock Exchange, was $   per share.

You should obtain current market quotations for Seagate Technology common stock. In recent months, the market price of Seagate Technology common stock has fluctuated substantially due to volatility in the market place. The market price of Seagate Technology common stock will fluctuate between the date of this document and the closing date thereafter. We can give you no assurances concerning the market price of Seagate Technology common stock before or after the date on which the exchange offer is consummated.

    INFORMATION ABOUT SEAGATE SOFTWARE AND THE INFORMATION MANAGEMENT GROUP

Certain statements in this document are forward-looking statements based on current expectations, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are set forth in Seagate Software's Quarterly Report on Form 10-Q for the quarter ended October 2, 1998 under "Factors Affecting Seagate Software's Future Operating Results" that is incorporated by reference in this document.

General

Seagate Software develops and markets software products and provides related services enabling business users and information technology professionals to store, access and manage enterprise information. Seagate Software is currently comprised of two operating groups, the Information Management Group and the Network & Storage Management Group. Each operating group provides products in distinct segments of the Enterprise Information Management market. The Network & Storage Management Group offers network and storage management software solutions, which focus on the availability component of enterprise information management by enabling information technology professionals to manage distributed network resources and to secure and protect enterprise data. Network & Storage Management Group's products include features such as system backup, disaster recovery, migration, replication, automated client protection, storage resource management, scheduling, event correlation and desktop management. The Network & Storage Management Group will be contributed to New Veritas in the Veritas transaction.

The Information Management Group offers business intelligence software solutions featuring the delivery and analysis components of enterprise information management. The Information Management Group's products include features such as query and reporting, automated report scheduling and distribution, information delivery across the World Wide Web, on-line analytical processing, forecasting, statistical analysis, discovery and data mining. After the closing of the Veritas transaction, Seagate Software will continue to operate its Information Management Group business. In fiscal 1998, the Information Management Group's revenue represented approximately 40% of Seagate Software's total revenue.

Headquartered in Scotts Valley, California, Seagate Software currently has over 40 offices and operations in 17 countries worldwide. After the Veritas transaction, Seagate Software will have 31 offices and operations in 16 countries. Seagate Software is a majority-owned and consolidated subsidiary of Seagate Technology.

Products

Following the Veritas transaction, the Information Management Group will continue to offer a breadth of business intelligence software products featuring enterprise information management functionality:

 . Seagate Crystal Reports for Microsoft BackOffice(TM)--Generates a set of top-requested reports to ease systems administration functions for the Microsoft BackOffice family of products.

 . Seagate Crystal Info(TM)--Provides decision-makers with shared access to reporting and analysis capabilities, so users get fast access to business information without having to interact with the database. Whether using a Web browser or Windows, users can schedule, view and analyze reports and multidimensional OLAP cubes in a secure environment. This product contains an enterprise-friendly multi-tier architecture to lower network traffic and increase user productivity.

 . Seagate Crystal Reports(TM)--Provides query and report writing functions for Windows. A developer and end-user tool, Seagate Crystal Reports allows users to access most types of personal computer and structured query language data and design a variety of reports and integrate them into database applications.

 . Seagate Holos(R)--Provides a flexible OLAP development environment for rapidly delivering a range of applications that focus on key business issues and accurately reflect business processes. These "business-aware" applications allow enterprises to harness and analyze the increasing volumes of data and guide users to the information to improve decision making.

Information Management Group will also continue to offer network and storage management products by virtue of ongoing agreements with New Veritas.

Information Management Group provides its software products to customers under non-exclusive, non-transferable license agreements (including shrink-wrap licenses for certain products). As is customary in the software industry, in order to protect its intellectual property rights, Information Management Group does not sell or transfer title to its software products to customers. Information Management Group enters into both object-code only and source-code licenses of its products. Under Information Management Group's current standard end-user license agreement, licensed software may be used solely for the customers' internal operations and only at specified sites, which may be comprised of a stand-alone computer, a single network server with multiple terminals or multiple network servers with multiple terminals.

Sales and Marketing

Information Management Group utilizes a direct sales force and certain indirect sales channels, such as distributors and OEM relationships, for sales of its selected products to end users. These distributors and OEMs may also sell other products that are complementary to or compete with those of Information Management Group. Information Management Group provides sales and marketing programs to encourage the sale of its products, but there can be no assurance that its distributors and OEMs will not place a higher priority on competing products. Agreements with its distributors and OEMs are generally non-exclusive and may be terminated by either party without cause.

Information Management Group generally markets its products domestically and overseas through a network of Seagate Software subsidiaries. These subsidiaries utilize authorized distributors and direct sales forces. Information Management Group adapts certain products for foreign markets, including translation and documentation, and Information Management Group prepares marketing and sales support programs accordingly. Information Management Group has organized its sales management into geographical regions to increase the effectiveness of its sales efforts. Each region has offices established in cities and countries near its largest existing or prospective partners and customers.

Information Management Group's marketing efforts are designed to increase awareness and consideration of, and to generate leads for, its products. Marketing activities include print advertising in trade and technical publications, on-line advertising on the World Wide Web, cooperative marketing with distributors and resellers, participation in seminars and tradeshows, mailings to end users and other public relations efforts. Information Management Group's marketing groups produce or oversee the production of substantially all of the on-line and print product literature, brochures, advertising and similar marketing and promotional material.

Revenue from one third-party customer, Ingram Micro, accounted for 12.2%, 8.7%, 13.9% and 10.1% of Information Management Group total revenues in fiscal 1996, 1997 and 1998 and the quarter ended October 2, 1998, respectively. Indirect revenues, which include sales to distributors and OEMs, were 60.2%, 32.2%, 40.1% and 34.3% of total revenues during fiscal 1996, 1997 and 1998 and the quarter ended October 2, 1998, respectively. Revenues outside of the Americas were 18.3%, 27.8%, and 34.1% of total revenues during fiscal 1996, 1997 and 1998, respectively.

During fiscal 1996, 1997 and 1998 and the quarter ended October 2, 1998, Information Management Group generated export revenues from the United States of approximately $1.1 million, $3.4 million, $8.3 million and $2.6 million, respectively. Information Management Group's revenues outside of the Americas were primarily denominated in the U.S. dollar, and accordingly Information Management Group believes that its exposure to foreign currency fluctuations is not material and does not engage in foreign currency hedging programs.

Technical Support and Maintenance

Information Management Group operates its own technical support groups. The technical support groups are located at various sites around the world, including the U.S., Canada and Europe, and provide pre-sale, installation and post-sale support to current users and potential customers evaluating Information Management Group products. Certain technical support groups also offer seven-day, 24-hour toll-free telephone services. Information Management Group believes that effective technical support during product evaluation substantially contributes to product acceptance, and that post-sale support has been, and will continue to be, a substantial factor in maintaining customer satisfaction.

Information Management Group offers maintenance programs for certain of its software products, which may consist of product enhancements, updated products and technical support. Generally, customers renew maintenance and support on an annual basis by paying a maintenance fee. Maintenance revenue implicit in new product sales and recurring maintenance charges are recognized ratably over the period the maintenance and support services are to be provided.

Competition

The business intelligence software market in which Information Management Group competes is comprised of numerous competitors and Information Management Group expects competition to increase. Information Management Group has recently experienced increased competition from additional entrants into its market, including companies that specialize in the development, marketing and support of business intelligence products. Many of Information Management Group's current and prospective competitors have significantly greater financial, technical and marketing resources than Information Management Group. In addition, many prospective customers may have the internal capability to implement business intelligence solutions.

The competitive factors affecting the market for Information Management Group software products include the following:

 . product functionality;
 . performance and reliability;
 . demonstrable cost effective benefits for users relative to cost;
 . price;
 . quality of customer support and user documentation;
 . ease of installation;
 . vendor reputation;
 . experience; and
 . financial stability.

Information Management Group believes that it currently competes effectively with respect to these factors. Information Management Group's ability to remain competitive will depend, to a great extent, upon its ongoing performance in the areas of product development and customer support. To be successful in the future, Information Management Group must respond promptly and effectively to the challenges of technological change and its competitors' innovations by continually enhancing its own product offerings. Performance in these areas will, in turn, depend upon Information Management Group's ability to attract and retain highly qualified technical personnel in a competitive market for experienced and talented software developers.

Patents and Intellectual Property Rights

Due to the rapidly changing nature of applicable technologies, Information Management Group believes that the improvement of existing products, reliance upon trade secrets and unpatented proprietary know-how and development of new products are generally more important than patent protection. Information Management Group has no United States or foreign patents, has one patent application pending in the United States, and has no foreign patent applications pending.

Information Management Group's license agreements have restrictions in place to protect and defend its intellectual property. Information Management Group realizes that although it has incorporated these restrictions, there is a possibility for unauthorized use of its software. In addition to relying on these contractual rights, Information Management Group has an ongoing trademark registration program in which it registers certain of its product names, slogans, and logos in the United States and in some foreign countries.

Employees

As of October 2, 1998, Information Management Group employed 876 persons, and following the closing of the Veritas Transaction, expects to employ approximately 1,000 persons. Information Management Group's success is highly dependent on its ability to attract and retain qualified employees. Competition for qualified employees is intense in the software industry. None of Information Management Group's employees are represented by a labor union or are the subject of a collective bargaining agreement. Information Management Group has never experienced a work stoppage and believes that its employee relations are good.

Facilities

Seagate Software's executive offices are located in Scotts Valley, California. Principal facilities are located in Florida, California, Canada and the United Kingdom. A major portion of Seagate Software's facilities are occupied under leases that expire at various times through 2006. The following is a summary of square footage representing occupied space that will continue to be leased by Seagate Software following the Veritas transaction:

                                                                         Square
Location                                                                  Feet
--------                                                                 -------
North America
 California
  Southern California...................................................   2,556
  Northern California...................................................   2,254
 Colorado...............................................................   6,306
 Mid-Continent..........................................................   7,886
 Northeast U.S..........................................................   9,140
 Southeast U.S..........................................................   8,632
 Other Domestic.........................................................     220
 Canada.................................................................  99,848
                                                                         -------
  Total North America................................................... 136,842
Europe
 England................................................................  30,776
 Germany................................................................   3,594
 Other Europe...........................................................   9,384
                                                                         -------
  Total Europe..........................................................  43,754
Asia
 Australia..............................................................  12,180
 Singapore..............................................................   2,125
 Other Pacific Rim......................................................   5,675
  Total Asia............................................................  19,980
                                                                         -------
Grand Total............................................................. 200,576
                                                                         =======

Legal Proceedings

On November 10, 1997, Vedatech Corporation commenced an action in the High Court of Justice Chancery Division in the United Kingdom against Seagate Software Information Management Group Ltd., a wholly-owned subsidiary of Seagate Software, claiming breach of an oral agreement and infringement of a Vedatech U.K. copyright in the Japanese translation of one of Seagate Software's products and seeking monetary and injunctive relief. No specific damage amount has yet been claimed. Seagate Software has hired local counsel in the U.K., reviewed documents and conducted interviews. Seagate Software filed an initial response in the U.K. court on January 13, 1998 and is now in the discovery process.

Furthermore, on December 22, 1998, a former employee commenced an action in the Superior Court of Santa Cruz County against Seagate Software claiming promissory fraud and fraudulent inducement to enter a contract, breach of contract, constructive wrongful discharge and related claims and seeking monetary and injunctive relief. Specifically, the former employee alleges that a Seagate

Software officer agreed to sell him a division of Network Storage & Management Group's business. No specific damage amount has yet been claimed. Seagate Software is in the initial stages of internal investigation relating to these claims.

Seagate Software believes these complaints have no merit and intends to vigorously defend these actions. However, if unfavorable outcomes were to arise, there can be no assurance that such outcomes would not have a material adverse effect on Seagate Software's liquidity, financial position or results of operations.

In addition to the foregoing, Seagate Software is engaged in legal actions arising in the ordinary course of its business and believes that the ultimate outcome of these actions will not have a material adverse effect on Seagate Software's financial position, liquidity, or results of operations.

Market for and Dividends Paid on Seagate Software Common Stock

There is no established public trading market for Seagate Software common stock. Seagate Software common stock is not listed on a national securities exchange and is not authorized for quotation on an interdealer quotation system. As of October 30, 1998, there were 272 holders of record of Seagate Software common stock. Seagate Software has never paid cash dividends and has no present intention to pay cash dividends.

Security Ownership of Certain Beneficial Owners and Management of Seagate
Software

The following table sets forth certain information regarding the beneficial ownership of Seagate Software's outstanding shares of common stock and preferred stock on an as-converted basis (collectively with the common stock, the "Common Equivalent Shares") as of October 30, 1998 by (i) each person who is known to Seagate Software to be the beneficial owner of 5% or more of Seagate Software's outstanding Common Equivalent Shares, (ii) each of Seagate Software's executive officers named in the Seagate Software Summary Compensation Table in Seagate Software's Annual Report on Form 10-K for the fiscal year ended July 3, 1998, (iii) each of the Seagate Software's directors in office as of October 30, 1998, and (iv) all directors and executive officers as of October 30, 1998 as a group.

                                                         Number of  Percent of
                                                           Common     Common
                                                         Equivalent Equivalent
   Stockholder                                             Shares   Shares(1)
   -----------                                           ---------- ----------
   Seagate Technology, Inc.(2).......................... 54,695,833    98.2%
    920 Disc Drive
    Scotts Valley, CA 95066
   Stephen J. Luczo(3).................................. 54,729,833    98.2
   Donald L. Waite(4)................................... 54,715,833    98.3
   Gary B. Filler(5).................................... 54,706,833    98.2
   Lawrence Perlman(6).................................. 54,706,833    98.2
   Ellen E. Chamberlain(7)..............................     32,000       *
   Terence R. Cunningham(8).............................    400,000       *
   Gregory B. Kerfoot(9)................................    120,000       *
   All directors and executive officers as a group (7
    persons)(10)........................................ 55,323,833    99.0

--------
 *  Less than one percent.

(1) Applicable percentage ownership is based on 55,675,153 Common Equivalent Shares outstanding as of October 30, 1998 together with applicable options for such stockholder. Seagate Software's Series A Preferred Stock and Special Voting Stock is reflected on an as-converted basis assuming a 1:1 conversion. Beneficial ownership is determined in accordance with the rules of the SEC based on factors including voting and investment power with respect to shares subject to applicable community property laws. Common Equivalent Shares subject to options currently exercisable or exercisable within 60 days after October 30, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Includes 54,695,833 shares of Series A Preferred Stock beneficially owned by Seagate Technology to which the following individuals may be deemed, in their capacity as directors of Seagate Technology, to have shared power to vote or dispose of: Mr. Luczo, Mr. Filler, Mr. Perlman, Kenneth Haughton, Robert A. Kleist, Thomas P. Stafford and Laurel L. Wilkening. However, each of these individuals disclaims such beneficial ownership. Also includes 7,200,000 shares of Class B Exchangeable Shares of Seagate Software Information Management Group (Canada), Inc., ("the Information Management Group Vancouver"), which may be exchanged at the option of the holder, Seagate Technology International Holdings, a subsidiary of Seagate Technology, for an equal number of shares of Series A Preferred Stock of Seagate Software within 60 days of October 30, 1998 upon cancellation of the outstanding share of Seagate Software's Special Voting Stock. Excludes 76,000 shares of Seagate Software's common stock held by or issuable pursuant to options granted to Messrs. Luczo, Waite, Filler and Perlman over which Seagate Technology does not possess sole or shared voting or investment control and therefore of which Seagate Technology disclaims beneficial ownership.

 (3) Includes 34,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after October 30, 1998. Includes 54,695,833 shares of Series A Preferred Stock beneficially owned by Seagate Technology to which Mr. Luczo may be deemed, in his capacity as an officer of Seagate Technology, to have shared power to vote or dispose of. However, Mr. Luczo disclaims such beneficial ownership.

 (4) Includes 12,000 shares of common stock that are subject to repurchase by Seagate Software. Seagate Software's repurchase right lapses for 6,000 and 6,000 shares on April 4, 1999 and 2000, respectively. Includes 54,695,833 shares of Series A Preferred Stock beneficially owned by Seagate Technology to which Mr. Waite may be deemed, in his capacity as an officer of Seagate Technology, to have shared power to vote or dispose of. However, Mr. Waite disclaims such beneficial ownership.

 (5) Includes 11,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after October 30, 1998. Includes 54,695,833 shares of Series A Preferred Stock beneficially owned by Seagate Technology to which Mr. Filler may be deemed, in his capacity as a director of Seagate Technology, to have shared power to vote or dispose of. However, Mr. Filler disclaims such beneficial ownership.

 (6) Includes 11,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after October 30, 1998. Includes 54,695,833 shares of Series A Preferred Stock beneficially owned by Seagate Technology to which Mr. Perlman may be deemed, in his capacity as a director of Seagate Technology, to have shared power to vote or dispose of. However, Mr. Perlman disclaims such beneficial ownership.

 (7) Includes 20,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after October 30, 1998.

 (8) Includes 280,000 shares of common stock that are subject to repurchase by Seagate Software on various dates through 2001.

 (9) Includes 120,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after October 30, 1998.

(10) Includes 196,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after October 30, 1998. See notes 2 through 7 to this table regarding reporting of shares held by Seagate Technology.

Based on the number of outstanding shares of Seagate Technology common stock as of October 2, 1998 and after giving effect to the issuance of Seagate Technology common stock and options in the exchange offer (assuming that all outstanding shares of Seagate Software common stock are exchanged for Seagate Technology common stock pursuant to the exchange offer), no director or executive officers of Seagate Software or holder of 5% or more of Seagate Software is Common Equivalent Shares will beneficially own more than 1% of the outstanding Seagate Technology common stock immediately after the exchange offer.

                               SEAGATE TECHNOLOGY
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements consist of the Seagate Technology Unaudited Pro Forma Condensed Statements of Operations for the year ended July 3, 1998, and for the three months ended October 2, 1998, and the Unaudited Pro Forma Condensed Balance Sheet as of October 2, 1998, (collectively the "Seagate Technology Unaudited Pro Forma Condensed Financial Statements"). The Seagate Technology Unaudited Pro Forma Condensed Financial Statements give effect to the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer and the contribution by Seagate Software of the Network & Storage Management Group business to New Veritas in exchange for shares of New Veritas. The Seagate Technology Unaudited Pro Forma Condensed Statements of Operations for the year ended July 3, 1998, and for the three months ended October 2, 1998, gives effect to the transactions as if they had taken place on June 28, 1997, the first day of the fiscal year ended July 3, 1998. The Seagate Technology Unaudited Pro Forma Condensed Balance Sheet gives effect to the transactions as if they had taken place on October 2, 1998. The Seagate Technology Unaudited Pro Forma Condensed Financial Statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on June 28, 1997 or October 2, 1998 and do not purport to indicate the future results of operations or financial position of Seagate Technology.

Upon the contribution of the Network & Storage Management Group business to New Veritas in exchange for New Veritas stock Seagate Software (and Seagate Technology through consolidation of Seagate Software) will record a gain on the exchange equivalent to the difference between the fair value of the New Veritas stock received reduced by approximately 41% and Seagate Software's basis in the assets exchanged also reduced by approximately 41%. Because Seagate Software will own approximately 41% of New Veritas, on an outstanding share basis after the exchange, it will not recognize a gain on 100% of the contribution of the Network & Storage Management Group business to New Veritas. Seagate Software's and Seagate Technology's ownership percentage in New Veritas on an outstanding share basis do not take into account outstanding stock options, warrants, or convertible securities. Subsequent to the merger, Seagate Software and Seagate Technology will account for Seagate Software's investment in New Veritas using the equity method. Under the equity method of accounting, Seagate Software and Seagate Technology will include in their respective financial results Seagate Software's share of the net income or loss of New Veritas based upon the percentage of outstanding shares of New Veritas owned by Seagate Software adjusted for the difference in Seagate Software's carrying value of its investment and its equity interest in New Veritas's net assets. The results of New Veritas will include the results of TeleBackup if the TeleBackup purchase described below is consummated. The Seagate Technology Unaudited Pro Forma Statements have been prepared assuming the TeleBackup purchase is accounted for using the purchase method of accounting.

In addition to the above, New Veritas plans to complete the TeleBackup purchase immediately after the completion of the contribution of the Network & Storage Management Group business to New Veritas. TeleBackup develops and markets software technology that enables the automated backup and recovery of electronic information created and stored on networked, remote and mobile PC-based computer systems. The Seagate Technology Unaudited Pro Forma Condensed Financial Statements include the impact of the TeleBackup purchase by New Veritas through the issuance of 1,550,000 shares of New Veritas common stock determined as of October 30 1998 using the closing price of Veritas common stock of $54.31 share on November 6, 1998. Under the terms of the TeleBackup arrangement, the number of shares to be issued will increase up to 1,710,000 shares depending on the average price per share of Veritas and/or New Veritas, as the case may be, common stock for the ten day period ending two days before the closing date.

In addition to the inclusion of the transactions described for New Veritas, Seagate Technology will offer to purchase all outstanding shares of Seagate Software common stock not held by Seagate Software or one of its subsidiaries in exchange for Seagate Technology common stock. The exchange ratio will be determined based on the estimated fair value of Seagate Software shares divided by the fair market value of Seagate Technology common stock. The estimated fair value of the Seagate Software shares will be determined based upon the sum of the fair value of the Network & Storage Management Group business (as measured by the fair value of the shares to be received from New Veritas) plus the estimated fair value for the Information Management Group of Seagate Software as determined by the Seagate Software Board of Directors plus the assumed proceeds from the exercise of all stock options, divided by the number of fully converted shares of Seagate Software. The fair value of shares purchased less the original price paid by the employees will be recorded as compensation expense for those shares outstanding or vested less than six months. The purchase of shares that have been outstanding and vested more than six months will be accounted by Seagate Software as a purchase of minority interest and, accordingly, in these pro forma financial statements the fair value of the shares exchanged has been allocated to all of the identifiable tangible and intangible assets, including in-process research and development and goodwill, and liabilities of Seagate Software. The amounts allocated to in-process research and development will be expensed in the period in which the shares are exchanged.

As a result of the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer, the Veritas transaction, and the TeleBackup purchase, Seagate Technology preliminarily estimates that it will record a pre-tax gain of approximately $1,042 million, expenses related to write-offs of in-process research and development of approximately $124 million and compensation expense of approximately $59 million in the period these transactions are consummated. In addition, Seagate Technology and Seagate Software will record the value of certain intangible assets and goodwill that will be amortized over periods of up to four years associated with these transactions. The actual amount of the one-time gain and expenses, and the amount of intangible assets and goodwill recorded is dependent on a number of factors including, the price of Veritas stock prior to the Veritas transaction, the number and average exercise prices for Veritas and Seagate Software stock outstanding prior to the Veritas transaction and the number of shares of Seagate Software stock ultimately exchanged into shares of Seagate Technology stock.

The Seagate Technology Unaudited Pro Forma Condensed Balance Sheet as of October 2, 1998, reflects the recognition of the one-time gain and expenses for in-process research and development and compensation. The Seagate Technology Unaudited Pro Forma Statements of Operations include the recurring effect of the amortization of intangibles and goodwill and do not include the effect of the one-time recognition of gain on the Veritas transaction and one-time expenses related to in-process research and development and compensation. The gain and the charges related to in-process research and development as well as compensation will be reflected in Seagate Technology's financial statements when the Veritas transaction and the TeleBackup purchase are consummated.

The Seagate Technology Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the related notes included in this document and the audited financial statements of Seagate Technology including the notes that are included in Seagate Technology's Annual Report on Form 10-K for the year ended July 3, 1998 incorporated by reference into this document.

                  Seagate Technology Unaudited Pro Forma
                       Condensed Statement of Operations
                            Year Ended July 3, 1998
                      (In millions, except per share data)

                                             Pro Forma Adjustments
                                     --------------------------------------
                                       Less:
                                     Network &
                                      Storage   Equity Interest Purchase of
                           Seagate   Management  in Operations   Minority
                          Technology   Group    of New Veritas   Interest   Pro forma
                          ---------- ---------- --------------- ----------- ---------
Revenue.................    $6,819      $175         $              $        $6,644
Cost of sales...........     5,830        23                          1 (6)   5,808
Marketing and
 administrative.........       502        90                                    412
Product development.....       585        32                                    553
In-process research and
 development............       223         7                                    216
Amortization of goodwill
 and other intangibles..        40        12                          1 (6)      29
Restructuring...........       347                                              347
Unusual items...........       (22)                                             (22)
                            ------      ----         -----          ---      ------
    Total operating
     expenses...........     7,505       164                          2       7,343
                            ------      ----         -----          ---      ------
Income (loss) from
 operations.............      (686)       11                         (2)       (699)
Equity in income (loss)
 of New Veritas, net of
 amortization of related
 intangibles............       --        --             27 (1)                 (217)
                                                      (238)(2)
                                                        (6)(3)
Interest and other,
 net....................       (18)       (1)                                   (17)
                            ------      ----         -----          ---      ------
Income (loss) before
 income taxes...........      (704)       10          (217)          (2)       (933)
Benefit from (provision
 for) income taxes......       174        (6)           84 (4)                  267
                                                         3 (5)
                            ------      ----         -----          ---      ------
Net income (loss).......    $ (530)     $  4         $(130)         $(2)     $ (666)
                            ======      ====         =====          ===      ======
Net income (loss) per
 share:*
  Basic.................    $(2.17)                                          $(2.70)
  Diluted...............    $(2.17)                                          $(2.70)
Number of shares used in
 per share
 computations:*
  Basic.................     243.6                                            247.0
  Diluted...............     243.6                                            247.0

--------

(*) The Network & Storage Management Group is an operating division of Seagate
    Software and it has no formal capital structure; accordingly, share and per share information is not presented.

     See accompanying Notes to Seagate Technology Unaudited Pro Forma
                        Condensed Financial Statements.

                  Seagate Technology Unaudited Pro Forma
                       Condensed Statement of Operations
                       Three Months Ended October 2, 1998
                      (In millions, except per share data)

                                             Pro Forma Adjustments
                                     --------------------------------------
                                       Less:
                                     Network &
                                      Storage   Equity Interest Purchase of
                           Seagate   Management  in Operations   Minority
                          Technology   Group    of New Veritas   Interest   Pro Forma
                          ---------- ---------- --------------- ----------- ---------
Revenue.................    $1,553      $ 48         $              $        $1,505
Cost of sales...........     1,232         4                                  1,228
Marketing and
 administrative.........       131        24                                    107
Product development.....       141         9                                    132
Amortization of goodwill
 and other intangibles..         9         3                          1 (6)       7
Unusual items...........        77                                               77
                            ------      ----         ----           ---      ------
    Total operating
     expenses...........     1,590        40                          1       1,551
                            ------      ----         ----           ---      ------
Income (loss) from
 operations.............       (37)        8                         (1)        (46)
Equity in income (loss)
 of New Veritas, net of
 amortization of related
 intangibles............       --        --             8 (1)                   (53)
                                                      (59)(2)
                                                       (2)(3)
Interest and other,
 net....................        16       --                                     (16)
                            ------      ----         ----           ---      ------
Income (loss) before
 income taxes...........       (21)        8          (53)           (1)        (83)
Benefit from (provision
 for) income taxes......        (9)       (4)          20 (4)                    16
                                                        1 (5)
                            ------      ----         ----           ---      ------
Net income (loss).......    $  (30)     $  4         $(32)          $(1)     $  (67)
                            ======      ====         ====           ===      ======
Net income (loss) per
 share:*
  Basic.................    $(0.12)                                          $(0.27)
  Diluted...............    $(0.12)                                          $(0.27)
Number of shares used in
 per share
 computations:*
  Basic.................     245.0                                            248.4
  Diluted...............     245.0                                            248.4

--------

* The Network & Storage Management Group is an operating division of Seagate Software and it has no formal capital structure; accordingly, share and per share information is not presented.

     See accompanying Notes to Seagate Technology Unaudited Pro Forma
                        Condensed Financial Statements.

                  Seagate Technology Unaudited Pro Forma
                            Condensed Balance Sheets
                             As of October 2, 1998
                                 (In millions)

                                             Pro Forma Adjustments
                                     ---------------------------------------
                                       Less:
                                     Network &
                                      Storage                    Purchase of
                           Seagate   Management Equity Interest   Minority
                          Technology   Group    in New Veritas    Interest    Pro Forma
                          ---------- ---------- ---------------  -----------  ---------
ASSETS
Current assets:
 Cash and cash
  equivalents...........    $  431      $  1        $                $         $  430
 Short-term
  investments...........     1,443       --                                     1,443
 Accounts receivable,
  net...................       761        17                                      744
 Inventories............       461         1                                      460
 Deferred income taxes..       232       --              1 (7)                    233
 Other current assets...       244         7             5 (8)                    242
                            ------      ----        ------           ---       ------
 Total current assets...     3,572        26             6                      3,552
Equipment and leasehold
 improvements, net......     1,665        12                                    1,653
Goodwill and other
 intangibles, net.......       157        35                           7 (13)     129
Equity investment in
 Newco..................       --        --            957 (9)                    957
Other assets............       209                                                209
                            ------      ----        ------           ---       ------
 Total assets...........    $5,603      $ 73        $  963           $ 7       $6,500
                            ======      ====        ======           ===       ======
LIABILITIES &
 STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.......    $  521      $  4        $   5 (8)        $         $  522
 Accrued employee
  compensation..........       182         9                                      173
 Accrued expenses.......       646         9                                      637
 Accrued income taxes...         5         6             1 (7)                    --
 Current portion of
  long-term debt........         1                                                  1
 Deferred revenue.......         4         4                                      --
                            ------      ----        ------           ---       ------
 Total current
  liabilities...........     1,359        32             6           --         1,333
Deferred income taxes...       431         2           388 (9)         1 (13)     818
Long-term debt..........       703       --                                       703
Other liabilities.......       182                                                182
                            ------      ----        ------           ---       ------
 Total liabilities......     2,675        34           394             1        3,036
                            ------      ----        ------           ---       ------
Stockholders'/Group
 Equity:
 Common stock...........         3       --            --                           3
 Additional paid-in
  capital...............     1,933       --             59(10)         7 (13)   1,999

 Retained Earnings......     1,247       --          1,042 (9)        (1)(13)   1,717
                                                      (388)(9)
                                                      (124)(11)
                                                       (59)(10)
 Group Equity...........                  39            39 (12)                   --
 Other comprehensive
  income................         5       --                                         5
 Deferred compensation..       (49)      --                                       (49)
 Treasury Common Stock..      (211)                                              (211)
                            ------      ----        ------           ---       ------
 Total stockholders'
  equity/Group Equity...     2,928        39           569             6        3,464
                            ------      ----        ------           ---       ------
 Total liabilities and
  stockholders'
  equity/Group Equity...    $5,603      $ 73        $  963           $ 7       $6,500
                            ======      ====        ======           ===       ======

     See accompanying Notes to Seagate Technology Unaudited Pro Forma
                        Condensed Financial Statements.

                          NOTES TO SEAGATE TECHNOLOGY
                              UNAUDITED PRO FORMA

                      CONDENSED FINANCIAL STATEMENTS


1. Pro Forma Basis of Presentation

These pro forma statements reflect the exchange of Seagate Software shares by Seagate Technology pursuant to the exchange offer and the contribution of the Network & Storage Management Group division of Seagate Software to New Veritas in exchange for the issuance of approximately 33.4 million shares of New Veritas common stock representing an approximate 41% interest in New Veritas on an outstanding share basis. The number of shares to be received in the exchange is based on the capitalization of Seagate Software and Veritas as of October 30, 1998 and the closing price of Veritas common stock of $54.31 per share on November 6, 1998. The actual value will be dependent on the average closing price per share of Veritas common stock on the five days ending on the third business day prior to the closing date.

The exchange ratio for the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer will be determined based on the estimated fair value of Seagate Software shares divided by the fair market value of Seagate Technology common stock. The estimated fair value of the Seagate Software shares will be determined based upon the sum of the fair value of the Network & Storage Management Group (as measured by the fair value of the shares to be received from New Veritas) plus the estimated fair value for the Information Management Group as determined by the Seagate Software Board of Directors plus the assumed proceeds from the exercise of all stock options, divided by the number of fully converted shares of Seagate Software. The fair value of shares purchased less the original price paid by the employees will be recorded as compensation expense for those shares outstanding or vested less than six months. The purchase of Seagate Software shares that have been outstanding and vested more than six months will be accounted by Seagate Software and Seagate Technology as a purchase of minority interest and, accordingly, in these pro forma financial statements the fair value of the shares exchanged has been allocated to all of the identifiable tangible and intangible assets, including in-process research and development and goodwill, and liabilities of Seagate Software. The amounts allocated to in-process research and development will be expensed in the period in which the shares are exchanged.

Because Seagate Software will own approximately 41% of New Veritas, including the Network & Storage Management Group after the exchange, it will not recognize a gain on 100% of the contribution of the Network & Storage Management Group. Seagate Software and Seagate Technology will record a gain on the exchange equivalent to the difference between approximately 59% of the fair value of the New Veritas stock received and approximately 59% of Seagate Technology's basis in the assets exchanged. Seagate Software and Seagate Technology will account for its investment in New Veritas using the equity method. Seagate Software and Seagate Technology will allocate the difference between the recorded amount of its investment in New Veritas and the amount of its underlying equity in the net assets of New Veritas based upon the fair value of the underlying assets and liabilities of New Veritas (see Note 2). Subsequent to the combination, Seagate Software's and Seagate Technology's operating results will include approximately 41% of the operating results of New Veritas, adjusted to amortize the difference between the recorded amount of Seagate Software's investment and the amount of its underlying equity in the net assets of New Veritas.

                          NOTES TO SEAGATE TECHNOLOGY
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)

New Veritas plans to complete a transaction to purchase TeleBackup immediately subsequent to the combination with the Network & Storage Management Group. The Seagate Technology Unaudited Pro Forma Statements include the impact of the TeleBackup purchase by New Veritas and the issuance of 1,555,000 shares of New Veritas determined as of October 30, 1998 using the closing price of Veritas common stock of $54.31 on November 6, 1998. The actual value of the TeleBackup purchase will be determined based on the average closing price per share of Veritas common stock for a few days before and after the closing date. Under the terms of the TeleBackup arrangement, the number of shares to be issued will increase up to 1,710,000 shares depending on the average price per share of Veritas and/or New Veritas, as the case may be, common stock for a ten day period ending two days before the closing date.

                          NOTES TO SEAGATE TECHNOLOGY
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)

The Seagate Technology Unaudited Pro Forma Condensed Financial Statements have been prepared based on assumptions relating to the fair value of the assets and liabilities of New Veritas, TeleBackup and Seagate Software. The allocations are based on preliminary information and the actual amounts may differ from those reflected in the Seagate Technology Unaudited Pro Forma Condensed Financial Statements after completion of valuations and other procedures. Below is a table of the computation of gain, asset and liability allocation and annual amortization of the intangible assets received (dollars in thousands):

       Exchange of Seagate Software shares for Seagate Technology shares

                 (In thousands except for per share data)

                                                                   Annual
                                                  Amortization Amortization of
                                         Amount       Life       Intangibles
                                         -------  ------------ ---------------
   Compensation expense associated with
    the exchange of Seagate Software
    shares outstanding and vested less
    than 6 months....................... $58,709
   Allocation of minority interest
    purchase price to intangible assets
    of Seagate Software:
     Distribution channel............... $   840       4 years      $ 210
     Developed technology...............   1,400  2 to 4 years        467
     Trademarks and workforce...........     154       4 years         39
     In-process research and
      development.......................     958
     Goodwill...........................   5,401       4 years      1,350
     Deferred tax liability.............    (958)
                                         -------
       Total............................ $ 7,795
                                         =======
   Value of minority interests
    Shares of Seagate Software held for
     more than 6 months................. 202,223
    Market value of Seagate Software
     common stock....................... $ 38.55
                                         -------
    Minority interest purchase price.... $ 7,795
    Market value of Seagate Technology
     common stock....................... $ 28.69
    Number of Seagate Technology shares
     issued for minority interests...... 271,745

                          NOTES TO SEAGATE TECHNOLOGY
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)

 Contribution of the Network & Storage Management Group Business to New Veritas

   Computation of pro rata gain
   Fair value of shares received................................... $1,813,944
   Times: Pro rata percentage to be accounted for a fair value ....      58.72%
                                                                    ----------
   Adjusted fair value of securities received...................... $1,065,176
   Book value of Network & Storage Management Group business....... $   39,372
                                                                    ----------
   Times: Pro rata percentage to be accounted for at fair value....      58.72%
                                                                    ----------
   Book value exchanged............................................     23,120
                                                                    ----------
   Pro rata gain................................................... $1,042,056
                                                                    ==========
   Computation of Investment in New Veritas
   Book value of Network & Storage Management Group business....... $   39,372
   Times: Pro rata percentage to be accounted for at book value....      41.28%
                                                                    ----------
   Portion of investment in New Veritas with no step up in basis... $   16,252
   Plus: Adjusted fair value of securities received................  1,065,176
                                                                    ----------
   Investment in New Veritas....................................... $1,081,428
                                                                    ==========

                                                                   Annual
                                                  Amortization Amortization of
                                         Amount       Life       Intangibles
                                       ---------- ------------ ---------------
   Allocation of Investment in New
    Veritas:
     Tangible assets.................. $   73,055
     Intangible assets:
       Distribution channel...........    123,900      4 years     $30,975
       Developed technology...........    206,500 2 to 4 years      68,833
       Trademark and workforce........     22,715      4 years       5,679
       In-process research and
        development...................    123,900
       Goodwill.......................    531,358      4 years     132,840
                                       ----------
         Investment in New Veritas.... $1,081,428
                                       ==========

                          NOTES TO SEAGATE TECHNOLOGY
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)

                           Acquisition of TeleBackup

                                                                   Annual
                                                  Amortization Amortization of
                                         Amount       Life       Intangibles
                                        --------  ------------ ---------------
   Estimated acquisition cost:
     Estimated purchase price.......... $ 84,456
     Acquisition costs.................    3,949
                                        --------
       Total estimated acquisition
        cost........................... $ 88,405
                                        ========
   Purchase price allocation:
     Tangible net assets acquired...... $  3,725
     Intangible assets:
       Acquired distribution
        channel/OEM agreements.........   48,000    4 years        $12,000
       Developed technology............    6,800    4 years          1,700
       Trademark/assembled workforce...    3,030    4 years            757
       In-process research and
        development....................    3,000
       Goodwill........................   44,390    4 years         11,098
       Deferred tax liabilities........  (20,540)
                                        --------
         Total......................... $ 88,405
                                        ========

Tangible net assets of New Veritas principally include cash and investments, accounts receivable, fixed assets and other current assets. Liabilities principally include accounts payable, accrued compensation, and other accrued liabilities.

The tangible net assets of TeleBackup acquired principally include cash and fixed assets. Liabilities assumed principally include convertible debentures and other non-current liabilities.

To estimate the value of the developed technology, the expected future cash flows attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The developed technology is expected to be amortized on the straight-line basis over its estimated useful life (two to four years) which is expected to exceed the ratio of current revenues to the total of current and anticipated revenues.

The value of the distribution networks and OEM agreements was estimated by considering, among other factors, the size of the current and potential future customer bases, the quality of existing relationships with customers, the historical costs to develop customer relationships, the expected income and associated risks. Associated risks included the inherent difficulties and uncertainties in transitioning business relationships and risks related to the viability of and potential changes to future target markets.

The value of trademarks was estimated by considering, among other factors, the assumption that in lieu of ownership of a trademark, a company would be willing to pay a royalty in order to exploit the related benefits of such trademark.

                          NOTES TO SEAGATE TECHNOLOGY
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)

The value of the assembled workforce was estimated as the costs to replace the existing employees, including recruiting, hiring, and training costs for each category of employee.

The value allocated to projects identified as in-process technology at New Veritas, TeleBackup and Seagate Software (for the minority interest acquired) will be charged to expense in the period the transactions close. These write-offs are necessary because the acquired technologies have not yet reached technological feasibility and have no future alternative uses. Seagate Technology expects that the acquired in-process research and development will be successfully developed, but there can be no assurance that commercial viability of these products will be achieved.

The nature of the efforts required to develop the purchased in-process technology into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements.

The value of the purchased in-process technology for New Veritas and TeleBackup was estimated as the projected net cash flows related to such products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products, excluding revenues attributable to future development efforts. These cash flows were then discounted back to their net present value. The projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects.

Goodwill is calculated as the residual difference between the estimated amount paid and the values assigned to identified tangible and intangible assets.

2. Pro Forma Net Loss per Share

The Seagate Technology Unaudited Pro Forma Condensed Statements of Operations have been prepared as if the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer, the Veritas transaction, and the TeleBackup purchase had all occurred at the beginning of fiscal 1998.

The pro forma weighted average shares outstanding assumes the following (in millions):

                                                      Year      Three Months
                                                     Ended          Ended
                                                  July 3, 1998 October 2, 1998
                                                  ------------ ---------------
Weighted average historical shares outstanding...    243.6          245.0
Shares assumed issued pursuant to the exchange
 offer...........................................      3.4            3.4
                                                     -----          -----
Total weighted average shares outstanding........    247.0          248.4
                                                     =====          =====

3. Pro Forma Adjustments

The Seagate Technology Unaudited Pro Forma Statements give effect to the following pro forma adjustments:

  (1) To include Seagate Software's equity in the income of New Veritas prior to the effect of the amortization of intangible assets, including goodwill, associated with the Veritas transaction and the TeleBackup purchase.

  (2) To reflect Seagate Software's interest in the amortization of intangibles and goodwill resulting from to the Veritas transaction.

  (3) To reflect Seagate Software's interest in the amortization of intangibles and goodwill resulting from the TeleBackup purchase.

  (4) To reflect the change in book/tax basis differences related to the investment in New Veritas.

  (5) To reflect the provision of income taxes for Seagate Software's equity in the amortization of intangibles and goodwill related to the TeleBackup purchase.

  (6) To reflect the amortization of developed technology and intangibles and goodwill resulting from the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer. The purchase of the minority interest by Seagate Technology is recorded using fair values and is reflected as a capital contribution to Seagate Software by Seagate Technology and offsetting compensation expense or purchased in-process research and development and intangibles recorded by Seagate Technology, through consolidation.

  (7) To reclassify a debit balance in accrued income taxes payable to other current assets.

  (8) To reclassify a loan receivable from Seagate Technology and affiliates to a loan payable to Seagate Technology and affiliates.

  (9) To reflect investment in New Veritas including step-up in basis of assets and related deferred tax liability.

  (10) Contributed capital and compensation expense resulting from the purchase of Seagate Software common stock in exchange for Seagate Technology common stock.

  (11) Write-off of in-process research and development resulting from the Veritas transaction.

  (12) To eliminate the Network & Storage Management Group's group equity.

  (13) To record purchased in-process research and development, intangibles and goodwill, deferred taxes and a capital contribution resulting from exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer.

4. Effect of TeleBackup on Pro Forma Condensed Financial Statements

If the proposed business combination between Veritas and TeleBackup is not consummated, the future operating results and financial position of Seagate Technology will include only the equity in the combined operating results of New Veritas and the Network & Storage Management Group business. By excluding TeleBackup from the pro forma results, Seagate Technology's pro forma net loss and net loss per share for fiscal 1998 would be reduced by approximately $3.7 million and $0.02 per share, respectively. Seagate Technology's pro forma net loss for the three months ended October 2, 1998 would be reduced by approximately $900,000. Seagate technology's pro forma net revenues, pro forma net loss per share for the three months ended October 2, 1998, total assets, and stockholders' equity would remain unchanged.

                                SEAGATE SOFTWARE
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements consist of the Seagate Software Unaudited Pro Forma Condensed Statements of Operations for the year ended July 3, 1998, and for the three months ended October 2, 1998, and the Unaudited Pro Forma Condensed Balance Sheet as of October 2, 1998, (collectively the "Seagate Software Unaudited Pro Forma Condensed Financial Statements"). The Seagate Software Unaudited Pro Forma Condensed Financial Statements give effect to the exchange of Seagate Software shares for Seagate Technology shares pursuant to the Exchange Offer and the contribution by Seagate Software of the Network & Storage Management Group business to New Veritas in exchange for shares of New Veritas. The Seagate Software Unaudited Pro Forma Condensed Statements of Operations for the year ended July 3, 1998, and for the three months ended October 2, 1998, gives effect to the transactions as if they had taken place on June 28, 1997, the first day of the fiscal year ended July 3, 1998. The Seagate Software Unaudited Pro Forma Condensed Balance Sheet gives effect to the transactions as if they had taken place on October 2, 1998. The Seagate Software Unaudited Pro Forma Condensed Financial Statements are not necessarily indicative of what the actual financial results would have been had the transaction taken place on June 28, 1997 or October 2, 1998 and do not purport to indicate the future results of operations or financial position of Seagate Software.

Upon the contribution of the Network & Storage Management Group business to New Veritas in exchange for New Veritas stock, Seagate Software will record a gain on the exchange equivalent to the difference between the fair value of the New Veritas stock received reduced by approximately 41% and Seagate Software's basis in the assets exchanged also reduced by approximately 41%. Because Seagate Software will own approximately 41% of New Veritas on an outstanding share basis after the exchange, it will not recognize a gain on 100% of the contribution of the Network & Storage Management Group business to New Veritas. Seagate Software's ownership percentage in New Veritas on an outstanding share basis does not take into account outstanding stock options, warrants, or convertible securities. Subsequent to the merger, Seagate Software will account for its investment in New Veritas using the equity method. Under the equity method of accounting, Seagate Software will include in its financial results its share of the net income or loss of New Veritas based upon the percentage of outstanding shares of New Veritas owned by Seagate Software adjusted for the difference in Seagate Software's carrying value of its investment and its equity interest in New Veritas's net assets. The results of New Veritas will include the results of TeleBackup if the TeleBackup purchase is consummated. The Seagate Software Unaudited Pro Forma Condensed Financial Statements have been prepared assuming the TeleBackup purchase is consummated using the purchase method of accounting.

The accompanying Seagate Software Unaudited Pro Forma Condensed Statements of Operations for the year ended July 3, 1998 and the three months ended October 2, 1998, reflect the purchase of these shares in the exchange offer as if it had taken place on June 28, 1997, the first day of the fiscal year ended July 3, 1998. The Seagate Software Unaudited Pro Forma Condensed Balance Sheet reflects the purchase of these shares as if it had taken place on October 2, 1998.

As a result of the contribution of the Network & Storage Management Group business to New Veritas and the issuance of stock of Seagate Technology in exchange for certain stock of Seagate

Software, Seagate Software preliminarily estimates that it will record a pre-tax gain of approximately $1,042 million and expenses related to write-offs of in-process research and development of approximately $124 million and compensation expense of approximately $59 million in the period these transactions are consummated. In addition, Seagate Software will record the value of certain intangible assets and goodwill that will be amortized over periods up to four years associated with the exchange of Seagate Software shares for Seagate Technology shares pursuant to the exchange offer. The actual amount of the one-time gain and expenses, and the amount of intangible assets and goodwill recorded is dependent on a number of factors including, the price of Veritas stock prior to the merger, the number and average exercise prices for Veritas and Seagate Software stock outstanding prior to the merger, the number of shares of Seagate Software stock ultimately exchanged into shares of Seagate Technology stock, and the completion of a final valuation.

The Seagate Software Unaudited Pro Forma Condensed Balance Sheet as of October 2, 1998, reflects the recognition of the one-time gain and expenses for in-process research and development and compensation. The Seagate Software Unaudited Pro Forma Statements of Operations include the recurring effect of the amortization of intangibles and goodwill and do not include the effect of the one-time recognition of gain on the contribution of the Network & Storage Management Group business to New Veritas and one-time expenses related to in-process research and development and compensation. The gain and the charges related to in-process research and development as well as compensation will be reflected in Seagate Software's financial statements when the Veritas transaction and the TeleBackup purchase are consummated.

The Seagate Software Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the related notes included in this document and the audited financial statements including the notes thereto of Seagate Software incorporated by reference in this document from Seagate Software's Annual Report on Form 10-K for the year ended July 3, 1998 and the financial statements and the notes thereto of the Network & Storage Management Group business included in the Veritas proxy materials.

                   Seagate Software Unaudited Pro Forma
                       Condensed Statement of Operations
                            Year Ended July 3, 1998
                     (In thousands, except per share data)

                                            Pro Forma Adjustments
                                    ----------------------------------------
                                       Less:
                                    the Network     Equity
                                     & Storage     Interest      Purchase of
                          Seagate   Management  in Operations     Minority
                          Software     Group    of New Veritas    Interest     Pro forma
                          --------  ----------- --------------   -----------   ---------
Revenues:
  Licensing.............  $243,285   $160,192     $                $           $  83,093
  Licensing from Seagate
   Technology...........     5,469      5,048                                        421
  Maintenance, support
   and other............    44,472      9,806                                     34,666
                          --------   --------     ---------        -------     ---------
    Total revenues......   293,226    175,046                                    118,180
Cost of revenues:
  Licensing.............    16,963     13,714                                      3,249
  Licensing from Seagate
   Technology...........       539        411                                        128
  Maintenance, support
   and other............    19,687      2,067                                     17,620
  Amortization of
   developed
   technologies.........    13,271      7,143                          467 (6)     6,595
                          --------   --------     ---------        -------     ---------
    Total cost of
     revenues...........    50,460     23,335                          467        27,592
                          --------   --------     ---------        -------     ---------
Gross profit............   242,766    151,711                         (467)       90,588
Operating expenses:
  Sales and marketing...   129,343     68,314                                     61,029
  Research and
   development..........    47,173     31,677                                     15,496
  General and
   administrative.......    37,124     22,254                                     14,870
  In-process research
   and development......     6,800      6,800                                        --
  Amortization of
   goodwill and other
   intangibles..........    15,421     12,456                        1,599 (6)     4,564
                          --------   --------     ---------        -------     ---------
    Total operating
     expenses...........   235,861    141,501                        1,599        95,959
                          --------   --------     ---------        -------     ---------
Income (loss) from
 operations.............     6,905     10,210                       (2,066)       (5,371)
Equity in income (loss)
 of New Veritas, net of
 amortization of
 purchased intangibles..       --         --         26,924 (1)                 (217,613)
                                                   (238,327)(2)
                                                     (6,210)(3)
Interest and other,
 net....................       (10)      (713)                                       703
                          --------   --------     ---------        -------     ---------
Income before income
 taxes..................     6,895      9,497      (217,613)        (2,066)     (222,281)
Benefit from (provision
 for) income taxes......   (15,385)    (5,861)       84,561 (4)        286 (7)    77,807
                                                      2,484 (5)
                          --------   --------     ---------        -------     ---------
Net income (loss).......  $ (8,490)  $  3,636     $(130,568)       $(1,780)    $(144,474)
                          ========   ========     =========        =======     =========
Net income (loss) per
 common share:*
  Basic.................  $ (51.59)                                            $  (55.17)
  Diluted...............  $ (51.59)                                            $  (55.17)
Number of shares used in
 per share
 computations:*
  Basic.................   164,571                                             2,618,631
  Diluted...............   164,571                                             2,618,631

--------

* The Network & Storage Management Group is an operating division of Seagate Software and it has no formal capital structure; accordingly, share and per share information is not presented.

      See accompanying Notes to Seagate Software Unaudited Pro Forma
                        Condensed Financial Statements.

                   Seagate Software Unaudited Pro Forma
                       Condensed Statement of Operations
                       Three Months Ended October 2, 1998
                     (In thousands, except per share data)

                                                Pro Forma Adjustments
                                      -------------------------------------------
                                          Less:
                                       the Network
                                        & Storage    Equity Interest  Purchase of
                           Seagate      Management    in Operations    Minority
                           Software   Group business of New Veritas    Interest    Pro Forma
                          ----------  -------------- ---------------  -----------  ---------
Revenues:
  Licensing.............  $   58,671     $43,552        $                $         $  15,119
  Licensing from Seagate
   Technology...........       2,156       2,027                                         129
  Maintenance, support
   and other............      14,048       2,954                                      11,094
                          ----------     -------        --------         -----     ---------
    Total revenues......      74,875      48,533                                      26,342
Cost of revenues:
  Licensing.............       2,935       2,502                                         433
  Licensing from Seagate
   Technology...........         129         129                                         --
  Maintenance, support
   and other............       6,430         935                                       5,495
  Amortization of
   developed
   technologies.........       2,866         800                           117 (6)     2,183
                          ----------     -------        --------         -----     ---------
    Total cost of
     revenues...........      12,360       4,366                           117         8,111
                          ----------     -------        --------         -----     ---------
Gross profit............      62,515      44,167                          (117)       18,231
Operating expenses:
  Sales and marketing...      36,007      18,960                                      17,047
  Research and
   development..........      12,787       8,839                                       3,948
  General and
   administrative.......       8,940       5,422                                       3,518
  Amortization of
   goodwill and other
   intangibles..........       3,198       2,406                           400 (6)     1,192
                          ----------     -------        --------         -----     ---------
    Total operating
     expenses...........      60,932      35,627                           400        25,705
                          ----------     -------        --------         -----     ---------
Income (loss) from
 operations.............       1,583       8,540                          (517)       (7,474)
Equity in income (loss)
 of New Veritas, net of
 amortization of
 purchased intangibles..         --          --            8,090 (1)                 (53,044)
                                                         (59,582)(2)
                                                          (1,552)(3)
Interest and other,
 net....................         312        (147)                                        459
                          ----------     -------        --------         -----     ---------
Income before income
 taxes..................       1,895       8,393         (53,044)         (517)      (60,059)
Benefit from (provision
 for) income taxes......      (1,043)     (4,197)         20,597 (4)        72 (7)    24,444
                                                             621 (5)
                          ----------     -------        --------         -----     ---------
Net income (loss).......  $      852     $ 4,196        $(31,826)        $(445)    $ (35,615)
                          ==========     =======        ========         =====     =========
Net income (loss) per
 common share:*
  Basic.................  $     3.09                                               $  (13.60)
  Diluted...............  $     0.01                                               $  (13.60)
Number of shares used in
 per share
 computations:*
  Basic.................     275,314                                               2,618,631
  Diluted...............  59,984,218                                               2,618,631

--------

* The Network & Storage Management Group business is an operating division of Seagate Software and it has no formal capital structure; accordingly, share and per share information is not presented.

    See accompanying Notes to Seagate Software Unaudited Pro FormaCondensed
                           Financial Statements.

                   Seagate Software Unaudited Pro Forma
                            Condensed Balance Sheets
                             As of October 2, 1998
                                 (In thousands)

                                             Pro Forma Adjustments
                                    ------------------------------------------
                                       Less:
                                    the Network
                                     & Storage                     Purchase of
                          Seagate   Management  Equity Interest     Minority
                         Software      Group    in New Veritas      Interest      Pro Forma
                         ---------  ----------- ---------------    -----------    ----------
         ASSETS
Current assets:
  Cash.................. $  10,418    $ 1,266     $                  $            $    9,152
  Accounts receivable,
   net..................    44,416     17,465                                         26,951
  Inventories...........       776        418                                            358
  Loan receivable from
   Seagate Technology
   and affiliates.......       --       4,781          4,781 (8)                         --
  Other current assets..     4,386      2,108          4,906 (9)                       7,184
                         ---------    -------     ----------         -------      ----------
  Total current assets..    59,996     26,038          9,687                          43,645
  Equipment and
   leasehold
   improvements, net....    15,257     11,732                                          3,525
  Goodwill and other
   intangibles, net.....    48,019     35,374                          7,795 (14)     20,440
  Equity investment in
   New Veritas..........       --         --         957,528 (10)                    957,528
                         ---------    -------     ----------         -------      ----------
    Total assets........ $ 123,272    $73,144     $  967,215         $ 7,795      $1,025,138
                         =========    =======     ==========         =======      ==========
     LIABILITIES &
  STOCKHOLDERS' EQUITY
Current liabilities:
  Loan payable to
   Seagate Technology... $   3,895    $   --      $    4,781 (8)     $            $    8,676
  Accounts payable......    11,795      4,140                                          7,655
  Accrued employee
   compensation.........    14,100      9,019                                          5,081
  Accrued expenses......    17,080      9,102                                          7,978
  Accrued income taxes..       652      5,558          4,906 (9)                         --
  Deferred revenue......    14,208      4,363            --                            9,845
                         ---------    -------     ----------         -------      ----------
    Total current
     liabilities........    61,730     32,182          9,687                          39,235
  Deferred income
   taxes................     1,343      1,343        388,488 (10)        958 (14)    389,446
  Other liabilities.....       284        247            --                               37
                         ---------    -------     ----------         -------      ----------
    Total liabilities...    63,357     33,772        398,175             958         428,718
                         ---------    -------     ----------         -------      ----------
  Common stock subject
   to repurchase........     3,899        --                          (1,172)(15)      2,727
Stockholders' Equity:
  Convertible preferred
   stock................        55        --                                              55
  Common stock..........       --         --                                             --
  Additional paid-in       344,744        --          58,709 (11)      7,795 (14)    412,420
   capital..............                                               1,172 (15)
  Retained
   Earnings/(Accumulated
   deficit).............  (288,323)       --       1,042,056 (10)       (958)(14)    181,678
                                                    (388,488)(10)
                                                    (123,900)(12)
                                                     (58,709)(11)
  Group Equity..........       --      39,372         39,372 (13)                        --
  Foreign currency
   translation
   adjustment...........      (460)       --                                            (460)
                         ---------    -------     ----------         -------      ----------
    Total stockholders'
     equity/Group
     Equity.............    56,016     39,372        569,040           8,009         593,693
                         ---------    -------     ----------         -------      ----------
      Total liabilities
       and stockholders'
       equity/Group
       Equity........... $ 123,272    $73,144     $  967,215         $ 7,795      $1,025,138
                         =========    =======     ==========         =======      ==========

    See accompanying Notes to Seagate Software Unaudited Pro Forma Condensed
                           Financial Statements.

                           NOTES TO SEAGATE SOFTWARE
                              UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

1. Pro Forma Basis of Presentation

These pro forma statements reflect the contribution of the Network & Storage Management Group division of Seagate Software to New Veritas in exchange for the issuance of approximately 33,398,286 shares of New Veritas common stock representing an approximate 41% interest in New Veritas on an outstanding share basis (approximately 35% on a fully converted basis). The number of shares to be received in the exchange is based on the capitalization of Seagate Software and Veritas as of October 30, 1998 and the closing price of Veritas common stock of $54.31 per share on November 6, 1998. The actual value will be dependent on the average closing price per share of Veritas common stock on the five days ending on the sixth business day prior to the closing date. In addition, New Veritas will offer holders of options to purchase Seagate Software common stock who become employees of New Veritas the opportunity to surrender their options to purchase Seagate Software common stock and receive options to purchase New Veritas common stock. These pro rata financial statements assume that all eligible option holders will elect to exchange their options for options of New Veritas. Accordingly, based on the exchange ratio and 5,682,455 outstanding options held by employees of the Network & Storage Management Group business as of October 30, 1998, New Veritas would issue options to purchase 4,033,252 shares of New Veritas stock to employees of the Network & Storage Management Group business.

Because Seagate Software will own approximately 41% of New Veritas, including the Network & Storage Management Group business after the exchange, it will not recognize a gain on 100% of the contribution of the Network & Storage Management Group business. Seagate Software will record a gain on the exchange equivalent to the difference between 59% of the fair value of the New Veritas stock received and 59% of Seagate Software's basis in the assets exchanged. Seagate Software will account for its investment in New Veritas using the equity method. Seagate Software will allocate the difference between the recorded amount of its investment in New Veritas and the amount of its underlying equity in the net assets of New Veritas based upon the fair value of the underlying assets and liabilities of New Veritas (see Note 2). Subsequent to the Veritas transaction, Seagate Software's operating results will include approximately 41% of the operating results of New Veritas, adjusted to amortize the difference between the recorded amount of Seagate Software's investment and the amount of its underlying equity in the net assets of New Veritas.

New Veritas plans to complete a transaction to purchase TeleBackup immediately subsequent to the combination with the Network & Storage Management Group business. The Seagate Software Unaudited Pro Forma Statements include the impact of the TeleBackup purchase by New Veritas and the issuance of 1,555,000 shares of New Veritas determined as of October 30, 1998 using the closing price of Veritas common stock of $54.31 on November 6, 1998. The actual value of the TeleBackup purchase will be determined based on the average closing price per share of Veritas common stock for a few days before and after the closing date. Under the terms of the TeleBackup arrangement, the number of shares to be issued will increase up to 1,710,000 shares depending on the average price per share of Veritas and/or New Veritas, as the use maybe, common stock for a ten day period ending two days before the closing date. In addition, TeleBackup's outstanding options at the closing

                         NOTES TO SEAGATE SOFTWARE
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)

date will be exchanged for options to purchase New Veritas shares. As of October 30, 1998, options to purchase 620,000 shares of New Veritas common stock would be exchanged for the outstanding options to purchase TeleBackup common stock.

In addition to the inclusion of the transactions described for New Veritas, Seagate Technology will offer to purchase all outstanding shares of Seagate Software common stock not held by Seagate Software or one of its subsidiaries in exchange for shares of Seagate Technology common stock. The exchange ratio will be determined based on the estimated fair value of Seagate Software shares divided by the fair market value of Seagate Technology common stock. The estimated fair value of the Seagate Software shares will be determined based upon the sum of the fair value of the Network & Storage Management Group business (as measured by the fair value of the shares to be received from New Veritas) plus the estimated fair value for the Information Management Group as determined by the Seagate Software Board of Directors plus the assumed proceeds from the exercise of all stock options, divided by the number of fully converted shares of Seagate Software. The fair value of shares purchased less the original price paid by the employees will be recorded as compensation expense for those shares outstanding or vested less than six months. The purchase of shares that have been outstanding and vested more than six months will be accounted by Seagate Software as a purchase of minority interest and, accordingly, in these pro forma financial statements the fair value of the shares exchanged has been allocated to all of the identifiable tangible and intangible assets, including in-process research and development and goodwill, and liabilities of Seagate Software. The amounts allocated to in-process research and development will be expensed in the period in which the shares are exchanged.

The Seagate Software Unaudited Pro Forma Statements have been prepared based on assumptions relating to the fair value of the assets and liabilities of New Veritas, TeleBackup and Seagate Software. The allocations are based on preliminary information and the actual amounts may differ from those reflected in the Seagate Software Unaudited Pro Forma Statements after completion of valuations and other procedures. Below is a table of the computation of gain, asset and liability allocation and annual amortization of the intangible assets received (dollars in thousands):

                                New Veritas

   Computation of gain
   Fair value of shares received.................................. $1,813,944
   Less: Book value of the Network & Storage Management Group
    business......................................................     39,372
                                                                   ----------
   Unadjusted gain................................................  1,774,572
   Times: Pro rata adjustment.....................................      58.72%
                                                                   ----------
   Pro rata gain.................................................. $1,042,056
                                                                   ==========
   Deferred tax liability on pro rata gain........................ $  388,488
                                                                   ==========
   Computation of Investment in New Veritas
   Historical basis in the Network & Storage Management Group
    business...................................................... $   39,372
   Add: Pro rata gain.............................................  1,042,056
                                                                   ----------
   Investment in New Veritas...................................... $1,081,428
                                                                   ==========

                         NOTES TO SEAGATE SOFTWARE
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)


                                                                    Annual
                                                   Amortization Amortization of
                                          Amount       Life       Intangibles
                                        ---------- ------------ ---------------
   Allocation of Investment in New
    Veritas:
     Tangible assets................... $   73,055
     Intangible assets:
       Distribution channel............    123,900      4 years    $ 30,975
       Developed technology............    206,500 2 to 4 years      68,833
       Trademark and workforce.........     22,715      4 years       5,679
       In-process research and
        development....................    123,900
       Goodwill........................    531,358      4 years     132,840
                                        ----------
         Fair value portion of
          investment in New Veritas.... $1,081,428
                                        ==========

             Acquisition of Minority Interests of Seagate Software

                                                                     Annual
                                                    Amortization Amortization of
                                           Amount       Life       Intangibles
                                           -------  ------------ ---------------
   Compensation expense resulting from
    the exchange of stock outstanding and
    vested less than 6 months............  $58,709
   Allocation of minority interest
    purchase price Intangible assets:
     Distribution channel................  $   840       4 years     $  210
     Developed technology................    1,400  2 to 4 years        467
     Trademarks and workforce............      154       4 years         39
     In-process research and
      development........................      958
     Goodwill............................    5,401       4 years      1,350
     Deferred tax liability..............     (958)
                                           -------
       Total.............................  $ 7,795
                                           =======
   Value of minority interests
    Shares of Seagate Software held for
     more than 6 months..................  202,223
    Market value of Seagate Software
     common stock........................  $ 38.55
                                           -------
    Minority interest purchase price.....  $ 7,795

    Market value of Seagate Technology
     common stock........................  $ 28.69
    Number of Seagate Technology shares
     issued for minority interests.......  271,745

                           NOTES TO SEAGATE SOFTWARE
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)


                                   TeleBackup

                                                                   Annual
                                                  Amortization Amortization of
                                         Amount       Life       Intangibles
                                        --------  ------------ ---------------
   Estimated acquisition cost
     Estimated purchase price.......... $ 84,456
     Acquisition costs.................    3,949
                                        --------
       Total estimated acquisition
        cost........................... $ 88,405
                                        ========
   Purchase price allocation
     Tangible net assets acquired...... $  3,725
     Intangible assets acquired:
       Distribution channel/OEM
        agreements.....................   48,000    4 years        $12,000
       Developed technology............    6,800    4 years          1,700
       Trademark/assembled workforce...    3,030    4 years            757
       In-process research and
        development....................    3,000
       Goodwill........................   44,390    4 years         11,098
       Deferred tax liabilities........  (20,540)
                                        --------
         Total......................... $ 88,405
                                        ========

Tangible net assets of New Veritas principally include cash and investments, accounts receivable, fixed assets and other current assets. Liabilities principally include accounts payable, accrued compensation, and other accrued liabilities.

The tangible net assets of TeleBackup acquired principally include cash and fixed assets. Liabilities assumed principally include convertible debentures and other non-current liabilities.

To determine the value of the developed technology, the expected future cash flows attributable to all existing technology was discounted, taking into account risks related to the characteristics and applications of the technology, existing and future markets, and assessments of the life cycle stage of the technology. The analysis resulted in a valuation for developed technology which had reached technological feasibility and therefore was capitalizable. The developed technology is being amortized on the straight-line basis over its estimated useful life (two to four years) which is expected to exceed the ratio of current revenues to the total of current and anticipated revenues.

The value of the distribution networks and OEM agreements was determined by considering, among other factors, the size of the current and potential future customer bases, the quality of existing relationships with customers, the historical costs to develop customer relationships, the expected income and associated risks. Associated risks included the inherent difficulties and uncertainties in transitioning business relationships and risks related to the viability of and potential changes to future target markets.

The value of trademarks was determined by considering, among other factors, the assumption that in lieu of ownership of a trademark, a company would be willing to pay a royalty in order to exploit the related benefits of such trademark.

                           NOTES TO SEAGATE SOFTWARE
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)


The value of the assembled workforce was derived by estimating the costs to replace the existing employees, including recruiting, hiring, and training costs for each category of employee.

The value allocated to projects identified as in-process technology at New Veritas, TeleBackup and Seagate Software (for the minority interest acquired) will be charged to expense in the period the transactions close. These write-offs are necessary because the acquired technologies have not yet reached technological feasibility and have no future alternative uses. Seagate Software expects that the acquired in-process research and development will be successfully developed, but there can be no assurance that commercial viability of these products will be achieved.

The nature of the efforts required to develop the purchased in-process technology into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements.

The value of the purchased in-process technology for New Veritas and TeleBackup was determined by estimating the projected net cash flows related to such products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were then discounted back to their net present value. The projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects.

Goodwill is determined based on the residual difference between the amount paid and the values assigned to identified tangible and intangible assets.

2. Pro Forma Net Loss per Share

The Seagate Software Unaudited Pro Forma Condensed Statements of Operations have been prepared as if the Veritas transaction, the TeleBackup purchase, and the purchase of shares of Seagate Software common stock by Seagate Technology had occurred at the beginning of the periods presented.

The pro forma weighted average shares outstanding assumes the following:

       Estimated exercises of Seagate Software stock options
        prior to the closing date that will be purchased by
        Seagate Technology............................................ 1,833,079
       Outstanding shares held by current employees estimated to
        be purchased by Seagate Technology............................   467,000
       Outstanding shares held by former employees all purchased
        by Seagate Technology.........................................   256,052
       Outstanding shares currently held by Seagate Technology........    62,500
                                                                       ---------
         Total common shares outstanding.............................. 2,618,631
                                                                       =========

                           NOTES TO SEAGATE SOFTWARE
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)


3. Pro Forma Adjustments

The Seagate Software Unaudited Pro Forma Statements give effect to the following pro forma adjustments:

  (1) Equity in income of New Veritas computed at approximately 41% based on estimated outstanding shares of New Veritas owned by Seagate Software prior to the effect of the amortization of intangible assets, including goodwill, associated with the Network & Storage Management Group combination and TeleBackup purchase.

  (2) To reflect the amortization of intangibles and goodwill related to the Veritas transaction.

  (3) To reflect the impact on Seagate Software's equity in the amortization of intangibles and goodwill related to the TeleBackup purchase by New Veritas.

  (4) To reflect the change in book/tax basis differences related to the investment in New Veritas.

  (5) To reflect the provision of income taxes for Seagate Software's equity in the amortization of intangibles and goodwill related to the TeleBackup purchase.

  (6) To reflect the amortization of developed technology and intangibles and goodwill associated with the purchase of Seagate Software shares by Seagate Technology. The purchase of the minority interest by Seagate Technology is recorded using fair values and is reflected as a capital contribution to Seagate Software by Seagate Technology and offsetting compensation expense or purchased in-process research and development and intangibles recorded by Seagate Software.

  (7) To reflect the reduction of deferred taxes associated with intangible assets related to the acquisition of Seagate Software shares by Seagate Technology.

  (8) To reclassify a loan receivable from Seagate Technology and affiliates to a loan payable to Seagate Technology and affiliates.

  (9) To reclassify the debit balance in accrued income taxes payable to other current assets.

  (10) To reflect investment in New Veritas including step-up in basis of assets and related deferred tax liability.

  (11) Contributed capital and compensation expense related to the purchase of Seagate Software common stock in exchange for Seagate Technology common stock.

  (12) Write-off of in-process research and development related to the Veritas transation.

  (13) To eliminate group equity from the Network & Storage Management Group business.

  (14) To record purchased in-process research and development, intangibles and goodwill, deferred taxes and a capital contribution associated with the purchase of Seagate Software common stock by Seagate Technology.

  (15) To record the purchase of Seagate Software common stock by Seagate Technology.

                           NOTES TO SEAGATE SOFTWARE
                              UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL STATEMENTS--(Continued)

4. Effect of TeleBackup on Pro Forma Condensed Financial Statements

If the proposed business combination between Veritas and TeleBackup is not consummated, the future operating results and financial position of Seagate Technology will include only the equity in the combined operating results of New Veritas and the Network & Storage Management Group business. By excluding TeleBackup from the Seagate Software's pro forma results, pro forma net loss and net loss per share for fiscal 1998 would be reduced by approximately $3.7 million and $1.42 per share, respectively. Seagate Software's pro forma net loss and net loss per share for the three months ended October 2, 1998 would be reduced by approximately $900,000 and $0.35 per share, respectively. Seagate Software's Pro forma net revenues, total assets, and stockholders' equity would remain unchanged.

                                 LEGAL MATTERS

The validity of the Seagate Technology common stock to be issued in connection with the exchange offer will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation.

                                    EXPERTS

The consolidated financial statements of Seagate Technology, Inc. incorporated by reference in Seagate Technology, Inc.'s Annual Report (Form 10-K) for the year ended July 3, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Seagate Software, Inc. appearing in Seagate Software, Inc.'s Annual Report (Form 10-K) for the year ended July 3, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are filed as part of this Registration Statement.

                                                                          Notes:
                                                                          ------
  2.1   Agreement and Plan of Reorganization dated as of October 5,
        1998 by and among Veritas Holding Corporation, Veritas
        Software Corporation, the Registrant, Seagate Software, Inc.
        and Seagate Software Network & Storage Management Group,
        Inc...........................................................      (A)
  3.1   Certificate of Incorporation of Registrant, as amended........      (B)
  3.2   By-Laws of Registrant, as amended.............................      (C)
  4.1   Indenture, dated as of March 1, 1997 between Seagate
        Technology, Inc. and First Trust of California, National
        Association, as Trustee.......................................      (D)
  4.2   Officers' Certificate pursuant to Section 301 of the
        Indenture, without exhibits, establishing the terms of Seagate
        Software's senior notes and senior debentures.................      (D)
  4.3   Form of Senior Note...........................................      (D)
  4.4   Form of Senior Debenture......................................      (D)
  5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional
        Corporation...................................................      **
  8.1   Form of opinion regarding U.S. federal tax matters............       *
  8.2   Form of opinion regarding Canadian tax matters................       *
  8.3   Form of opinion regarding U.K. tax matters....................       *
  8.4   Form of opinion regarding tax consequences to optionees.......       *
 10.1   1983 Incentive Stock Option Plan and form of Stock Option
        Agreement.....................................................      (E)
 10.2   Seagate Technology Employee Stock Purchase Plan, as amended...      (J)
 10.3   Registrant's Executive Stock Plan.............................      (H)
 10.4   Conner Peripherals, Inc. 1986 Incentive Stock Plan............      (H)
 10.5   Building Agreement for Land at Private Lot A14547 in Yio Chu
        Kang dated May 30, 1996 between Seagate Technology
        International and Jurong Town Corporation.....................      (J)
 10.6   Lease Agreement dated July 18, 1994 between Universal
        Appliances Limited and Seagate Technology (Thailand) Limited..      (J)
 10.7   1991 Incentive Stock Option Plan and Form of Option Agreement,
        as amended....................................................      (J)
 10.8   Acquisition Agreement dated as of September 29, 1989 by and among the Registrant, Control Data Corporation, Imprimus
        Technology Incorporated and Magnetic Peripherals, Inc.........      (F)
 10.9   Amended and Restated Directors' Option Plan and Form of Option
        Agreement.....................................................      (G)
 10.10  Amended and Restated Archive Corporation Stock Option and
        Restricted Stock Purchase Plan--1981..........................      (H)
 10.11  Amended and Restated Archive Corporation Incentive Stock
        Option Plan--1981.............................................      (H)
 10.12  Conner Peripherals, Inc.--Arcada Holdings, Inc. Stock Option
        Plan..........................................................      (I)

                                                                          Notes:
                                                                          ------
 10.13     Arcada Holdings, Inc. 1994 Stock Option Plan...............      (I)
 10.14     Separation Agreement and Release between the Registrant and
           Alan F. Shugart dated as of July 29, 1998..................      (J)
 10.15**+  Development and License Agreement dated as of October 5,
           1998 by and among Seagate Technology, Inc., Veritas Holding
           Corporation and Veritas Software Corporation...............
 10.16**+  Cross License and OEM Agreement dated as of October 5, 1998 by and among Seagate Software Information Management Group,
           Inc., Veritas Holding Corporation and Veritas Software
           Corporation................................................
 21.1      Subsidiaries of the Registrant.............................      (J)
 23.1      Consent of Ernst & Young LLP, Independent Auditors.........       *
 23.2      Consent of Ernst & Young LLP, Independent Auditors.........       *
 23.3      Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (included in Exhibit 5.1)......................
 23.4      Consent of Ernst & Young LLP (included in Exhibit 8.1).....       *
 23.5      Consent of Ernst & Young LLP (included in Exhibit 8.2).....       *
 23.6      Consent of Ernst & Young International (included in Exhibit
           8.3).......................................................       *
 23.7      Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (included in Exhibit 8.4)......................       *
 24.1      Power of Attorney (included on page II-6)..................
 27.1      Financial Data Schedule....................................      (J)

--------
(A) Incorporated by reference to exhibits filed in response to Item 7(c), "Exhibits," of Seagate Software's Current Report on Form 8-K dated October 5, 1998.
(B) Incorporated by reference to exhibits filed in response to Item 16, "Exhibits," of Seagate Software's Registration Statement on Form S-3 (File No. 33-13430) filed with the Securities and Exchange Commission on April 14, 1987.
(C) Incorporated by reference to exhibits filed in response to Item 14(a), "Exhibits," of Seagate Software's Form 10-K, as amended, for the fiscal year ended June 30, 1990.
(D) Incorporated by reference to exhibits filed in response to Item 7(b), "Financial Statements and Exhibits" of Seagate Software's Current Report on Form 8-K dated March 4, 1997.
(E) Incorporated by reference to exhibits filed in response to Item 14(a), "Exhibits," of Seagate Software's Form 10-K for the fiscal year ended June 30, 1983.
(F) Incorporated by reference to exhibits filed in response to Item 7(c), "Exhibits," of Seagate Software's Current Report on Form 8-K dated October 2, 1989.
(G) Incorporated by reference to exhibits filed in response to Item 14(a), "Exhibits," of Seagate Software's Form 10-K for the fiscal year ended June 30, 1991.
(H) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8 (registration number 333-00697) as filed with the Commission on February 5, 1996.
(I) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8 (registration number 333-01059) as filed with the Commission on February 21, 1996.
(J) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form 10-K for the fiscal year ended July 3, 1998 as filed with the Commission on August 20, 1998.

 *  Filed herewith.

**  To be filed by amendment.

+ Certain information in these exhibits will be omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.46.

(b) Financial Statement Schedules.

    Schedule II--Valuation and Qualifying Accounts

    Schedules not listed above have been omitted because they are not applicable or are not required or the information required to be set forth therein is included in the Consolidated Financial Statements or notes thereto.

Item 22. Undertakings

(a) the undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement or any material change to such information in the Registration Statement set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove form registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable forms.

(d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, and otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day after receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Seagate Software being acquired involved therein, that was not the subject of and included in the Registration Statement when it becomes effective.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on the 1st day of February 1999.

                                          Seagate Technology, Inc.

                                                 /s/ Stephen J. Luczo
                                          By: _________________________________
                                                     Stephen J. Luczo
                                                 Chief Executive Officer,
                                                 President,and a Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of February 1999.


              Signature                        Title
              ---------                        -----

      /s/ Stephen J. Luczo             Chief Executive
-------------------------------------   Officer, President,
          Stephen J. Luczo              and a Director
                                        (Principal
                                        Executive Officer)

       /s/ Charles C. Pope             Senior Vice
-------------------------------------   President and Chief
           Charles C. Pope              Financial Officer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

               *                       Co-Chairman of the
-------------------------------------  Board
           Gary B. Filler

               *                       Co-Chairman of the
-------------------------------------  Board
          Lawrence Perlman

               *                       Director
-------------------------------------
          Kenneth Haughton

               *                       Director
-------------------------------------
          Robert A. Kleist


               *                       Director
-------------------------------------
         Thomas P. Stafford

               *                       Director
-------------------------------------
         Laurel L. Wilkening



*By: /s/ Charles C. Pope
    ________________________________
         Charles C. Pope
        Attorney-in-fact

                               INDEX TO EXHIBITS

 Exhibit
   No.                       Document Description                       Notes:
 -------                     --------------------                       ------
  2.1    Agreement and Plan of Reorganization dated as of October 5,     (A)
          1998 by and among Veritas Holding Corporation, Veritas
          Software Corporation, the Registrant, Seagate Software,
          Inc. and Seagate Software Network & Storage Management
          Group, Inc.
  3.1    Certificate of Incorporation of Registrant, as amended.         (B)
  3.2    By-Laws of Registrant, as amended.                              (C)
  4.1    Indenture, dated as of March 1, 1997 between Seagate            (D)
          Technology, Inc.  and First Trust of California, National
          Association, as Trustee.
  4.2    Officers' Certificate pursuant to Section 301 of the            (D)
          Indenture, without exhibits, establishing the terms of
          Seagate Software's senior notes and senior debentures.
  4.3    Form of Senior Note.                                            (D)
  4.4    Form of Senior Debenture.                                       (D)
  5.1    Opinion of Wilson Sonsini Goodrich & Rosati, PC.                 **
  8.1    Form of opinion regarding U.S. federal tax matters.              *
  8.2    Form of opinion regarding Canadian tax matters                   *
  8.3    Form of opinion regarding U.K. tax matters                       *
  8.4    Form of opinion regarding tax consequences to optionees          *
 10.1    1983 Incentive Stock Option Plan and form of Stock Option       (E)
          Agreement.
 10.2    Seagate Technology Employee Stock Purchase Plan, as amended.    (J)
 10.3    Registrant's Executive Stock Plan.                              (H)
 10.4    Conner Peripherals, Inc. 1986 Incentive Stock Plan.             (H)
 10.5    Building Agreement for Land at Private Lot A14547 in Yio Chu    (J)
          Kang dated May 30, 1996 between Seagate Technology
          International and Jurong Town Corporation.
 10.6    Lease Agreement dated July 18, 1994 between Universal           (J)
          Appliances Limited and Seagate Technology (Thailand)
          Limited.
 10.7    1991 Incentive Stock Option Plan and Form of Option             (J)
          Agreement, as amended.
 10.8    Acquisition Agreement dated as of September 29, 1989 by and     (F)
          among the Registrant, Control Data Corporation, Imprimus
          Technology Incorporated and Magnetic Peripherals, Inc.
 10.9    Amended and Restated Directors' Option Plan and Form of         (G)
          Option Agreement.
 10.10   Amended and Restated Archive Corporation Stock Option and       (H)
          Restricted Stock Purchase Plan--1981.
 10.11   Amended and Restated Archive Corporation Incentive Stock        (H)
          Option Plan--1981.
 10.12   Conner Peripherals, Inc.--Arcada Holdings, Inc. Stock Option    (I)
          Plan.
 10.13   Arcada Holdings, Inc. 1994 Stock Option Plan.                   (I)
 10.14   Separation Agreement and Release between the Registrant and     (J)
          Alan F. Shugart dated as of July 29, 1998.

 Exhibit
   No.                        Document Description                       Notes:
 -------                      --------------------                       ------
 10.15**+ Development and License Agreement dated as of October 5,
           1998 by and among Seagate Technology, Inc., Veritas Holding
           Corporation and Veritas Software Corporation.
 10.16**+ Cross-License and OEM Agreement dated as of October 5, 1998 by and among Seagate Software Information Management Group,
           Inc., Veritas Holding Corporation and Veritas Software
           Corporation.
 21.1     Subsidiaries of the Registrant.                                 (J)
 23.1     Consent of Ernst & Young LLP, Independent Auditors               *
 23.2     Consent of Ernst & Young LLP, Independent Auditors               *
 23.3     Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (included in Exhibit 5.1)
 23.4     Consent of Ernst & Young, LLP (included in Exhibit 8.1)          *
 23.5     Consent of Ernst & Young, LLP (included in Exhibit 8.2)          *
 23.6     Consent of Ernst & Young International (included in Exhibit      *
           8.3)
 23.7     Consent of Wilson Sonsini Goodrich & Rosati; Professional        *
           Corporation (included in Exhibit 8.4)
 24.1     Power of Attorney (included on page II-6).
 27.1     Financial Data Schedule.                                        (J)

--------
(A) Incorporated by reference to exhibits filed in response to Item 7(c), "Exhibits," of Seagate Software's Current Report on Form 8-K dated October 5, 1998.
(B) Incorporated by reference to exhibits filed in response to Item 16, "Exhibits," of Seagate Software's Registration Statement on Form S-3 (File No. 33-13430) filed with the Securities and Exchange Commission on April 14, 1987.
(C) Incorporated by reference to exhibits filed in response to Item 14(a), "Exhibits," of Seagate Software's Form 10-K, as amended, for the fiscal year ended June 30, 1990.
(D) Incorporated by reference to exhibits filed in response to Item 7(b), "Financial Statements and Exhibits" of Seagate Software's Current Report on Form 8-K dated March 4, 1997.
(E) Incorporated by reference to exhibits filed in response to Item 14(a), "Exhibits," of Seagate Software's Form 10-K for the fiscal year ended June 30, 1983.
(F) Incorporated by reference to exhibits filed in response to Item 7(c), "Exhibits," of Seagate Software's Current Report on Form 8-K dated October 2, 1989.
(G) Incorporated by reference to exhibits filed in response to Item 14(a), "Exhibits," of Seagate Software's Form 10-K for the fiscal year ended June 30, 1991.
(H) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8 (registration number 333-00697) as filed with the Commission on February 5, 1996.
(I) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form S-8 (registration number 333-01059) as filed with the Commission on February 21, 1996.
(J) Incorporated by reference to exhibits filed with Registrant's Registration Statement on Form 10-K for the fiscal year ended July 3, 1998 as filed with the Commission on August 20, 1998.

 *  Filed herewith.

**  To be filed by amendment.

+ Certain information in these exhibits will be omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request 17 C.F.R. Sections 200.80(b)(4), 200.83 and 230.46.

                                       2